                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                       HEALTHSTAR CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/X/        Fee computed on table below per Exchange Act
           Rules 14a-6(i) (1) and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                NOT APPLICABLE
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                Cash: $10,850,000; earnout (maximum payable): $1,250,000;
                TOTAL: $12,100,000
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                $12,100,000
                ----------------------------------------------------------
           (5)  Total fee paid:
                $2,700
                ----------------------------------------------------------
/X/        Fee paid previously with preliminary materials (with
           preliminary proxy statement filed on October 5, 1999).
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                HEALTHSTAR CORP.
                   15720 North Greenway-Hayden Loop, Suite 1
                           Scottsdale, Arizona 85260
                                 (480) 451-8575

Dear Stockholders:

    You are cordially invited to attend the Annual Meeting of the Stockholders of HealthStar Corp., a Delaware corporation (the "Company"), to be held on Tuesday, April 25, 2000, at Turnberry Isle Resort and Club, 19735 Turnberry Way, Aventura, Florida. The meeting will begin at 1:00 p.m. local time.

    The formal notice of the Annual Meeting of Stockholders follows. No admission tickets or other credentials will be required for attendance of the meeting.

    At the Annual Meeting, you will be asked to consider and vote upon numerous proposals. These proposals include (i) the election of directors, and (ii) the approval and adoption of a resolution authorizing the Stock Purchase Agreement dated as of September 23, 1999 (as amended, the "Agreement") between the Company, HealthStar, Inc. ("HSI") and Beyond Benefits, Inc. (the "Buyer"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the outstanding stock of HSI. HSI is the only operating subsidiary of the Company. Through HSI, the Company operates the HealthStar Preferred Provider Organization, a managed healthcare network consisting of over 2,000 hospitals and in excess of 125,000 physicians. The Proposed Sale would be the sale of substantially all of the Company's assets, after which the Company would no longer be in the healthcare management business.

    YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE PROPOSED SALE IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, HAS APPROVED AND ADOPTED THE PROPOSED SALE (SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE RESOLUTION AUTHORIZING THE PROPOSED SALE. In arriving at its recommendation, the board of directors gave careful consideration to a number of factors, as described in the enclosed Proxy Statement, regarding the fairness to the Company and its stockholders of the consideration to be received by the Company. The board of directors did not seek or obtain a fairness opinion from an investment banking firm in connection with the Proposed Sale.

    DETAILS OF THE PROPOSED SALE APPEAR IN THE ACCOMPANYING PROXY STATEMENT. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION.

    Approval of the Proposed Sale requires the affirmative vote of the holders of a majority of the Company's issued and outstanding shares of common stock. The five persons receiving the greatest number of votes cast at the Annual Meeting will be elected directors of the Company. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting. The common stock constitutes the only outstanding class of capital stock of the Company.

    It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and mail it promptly using the enclosed, pre-addressed, postage-paid, return envelope. If you attend the Annual Meeting, you may revoke the proxy given and vote in person if you wish, even if you have previously returned your proxy card. Your prompt attention will be greatly appreciated.

                                          Sincerely,
                                          Edward M. Chism
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                       PLEASE RETURN YOUR PROXY PROMPTLY

Scottsdale, Arizona
April 3, 2000

                                HEALTHSTAR CORP.

                   15720 North Greenway-Hayden Loop, Suite 1
                           Scottsdale, Arizona 85260
                                 (480) 451-8575

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2000

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of HealthStar Corp. (the "Company") will be held at Turnberry Isle Resort and Club, 19735 Turnberry Way, Aventura, Florida at 1:00 p.m., local time, on Tuesday,
April 25, 2000. The purposes of the Annual Meeting are:

    1. To elect five (5) directors to serve until their successors are elected and shall duly qualify. The nominees for director are Edward M. Chism, Dr. Michael D. Flax, Dr. Luis A. Queral, David J. Lewis and Isidor Buholzer, Jr.

    2. To approve and adopt a resolution authorizing the Stock Purchase Agreement dated as of September 23, 1999, as amended, between the Company, HealthStar, Inc. ("HSI") and Beyond Benefits, Inc., pursuant to which the Company proposes to sell (the "Proposed Sale") a substantial portion of its assets consisting of all of the outstanding stock of HSI, the only operating subsidiary of the Company; and

    3. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

    The Board of Directors has fixed the close of business on March 23, 2000 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten days prior to the Annual Meeting. Approval of the Proposed Sale requires the affirmative vote of the holders of a majority of the Company's common stock.

    We have enclosed our 1999 Annual Report, including financial statements, and the proxy statement with this notice of annual meeting.

    Each stockholder is cordially invited to attend the Annual Meeting in person. To assure representation at the Annual Meeting, however, stockholders are urged to date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she had previously returned a proxy card.

                                          Sincerely,

                                          /s/ Edward M. Chism
                                          Chairman of the Board,
                                          President and Chief Executive Officer

Scottsdale, Arizona
April 3, 2000

                                HEALTHSTAR CORP.

                   15720 North Greenway-Hayden Loop, Suite 1
                           Scottsdale, Arizona 85260
                                 (480) 451-8575

                          ANNUAL STOCKHOLDERS MEETING
                                PROXY STATEMENT

                             ---------------------

    ANNUAL MEETING: Tuesday, April 25, 2000, at 1:00 p.m., local time, at Turnberry Isle Resort and Club, 19735 Turnberry Way, Aventura, Florida.

    RECORD DATE: Close of business on March 23, 2000. If you were a stockholder at that time, you may vote at the meeting. Each share is entitled to one vote. You may not cumulate votes. As of the record date, we had 4,345,872 shares of our common stock outstanding.

AGENDA:

    1. To elect five (5) directors to serve until their successors are elected and shall duly qualify. The nominees for director are Edward M. Chism, Dr. Michael D. Flax, Dr. Luis A. Queral, David J. Lewis and Isidor Buholzer, Jr.

    2. To approve and adopt a resolution authorizing the Stock Purchase Agreement dated as of September 23, 1999, as amended, between the Company, HealthStar, Inc. and Beyond Benefits, Inc., pursuant to which the Company proposes to sell (the "Proposed Sale") substantially all of its assets consisting of all of the outstanding stock of HSI, the only operating subsidiary of the Company; and

    3. To consider any other matters which properly may come before the meeting or any adjournments or postponements of the meeting.

    PROXIES: Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the proposal to elect directors named in this proxy statement, and "for" the resolution to authorize the sale of all of the shares of the capital stock of HealthStar, Inc. which the Company owns. For other matters that properly come before the Board, the Board will vote at its discretion.

    PROXIES SOLICITED BY:  The Board of Directors.

    MAILING DATE: We anticipate first mailing this proxy statement and the accompanying proxy to stockholders on or about April 3, 2000.

    REVOKING YOUR PROXY: You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures described on page 31 under "Voting Procedures/Revoking Your Proxy."

                      PLEASE VOTE--YOUR VOTE IS IMPORTANT

                                    CONTENTS

Questions and Answers About Agreement With Beyond Benefits,
  Inc.......................................................    3
Disclosure Regarding Forward-Looking Statements.............    4
*Proposal 1--Election of Directors..........................    4
Board Information...........................................    7
Executive Compensation and Other Information................    7
Security Ownership of Certain Beneficial Owners and
  Management................................................   10
Transactions with Related Parties...........................   10
Independent Auditors........................................   11
Section 16(a) Beneficial Ownership Reporting Compliance.....   12
*Proposal 2--Approval and Adoption of Resolution Authorizing
  the Stock Purchase Agreement..............................   13
Voting Procedures/Revoking Your Proxy.......................   29
Submission of Stockholder Proposals.........................   29
Annual Report...............................................   30
Unaudited Pro Forma Condensed Consolidated Financial
  Statements................................................   32
Stock Performance Data......................................   38
Other Matters...............................................   39
Appendices..................................................   40

------------------------

*   We expect to vote on these items at the meeting.

                             QUESTIONS AND ANSWERS
                        ABOUT THE ANNUAL MEETING AND THE
                      AGREEMENT WITH BEYOND BENEFITS, INC.

Q. Who is soliciting my proxy?

A. The Board of Directors of HealthStar Corp.

Q. When and where is the Annual Meeting?

A. 1:00 p.m., local time, on Tuesday, April 25, 2000, at Turnberry Isle Resort and Club, 19735 Turnberry Way, Aventura, Florida.

Q. What am I voting on?

A. Stockholders will vote on the election of five director-nominees: Edward M. Chism, Dr. Michael D. Flax, Dr. Luis A. Queral, David J. Lewis, and Isidor Buholzer, Jr. If elected, two of these director-nominees will serve a one-year term, two will serve a two-year term, and one will serve a three-year term.

    Stockholders will also vote on a resolution authorizing the sale of the capital stock of our wholly owned subsidiary, HealthStar, Inc., an Illinois corporation ("HSI") to Beyond Benefits, Inc. If the transaction with Beyond Benefits is consummated, the Company will receive $8,880,000 in cash at closing. Through HSI, the Company operates the HealthStar Preferred Provider Organization, a managed healthcare network consisting of over 2,000 hospitals and in excess of 125,000 physicians. The capital stock of HSI constitutes substantially all of the assets of the Company. Following the sale of the HSI stock, the Company will no longer be in the healthcare management business.

Q. Who is purchasing the assets of HealthStar, Inc.?

A. Beyond Benefits, Inc. which is a privately-held managed healthcare company based in Long Beach, California, that was formed during the first half of 1999. Beyond Benefits is owned by Mr. George Bregante, its chief executive officer, Dr. Barbara Rodin, its president and Mr. Asim Ashary, its chief financial officer, and three venture capital firms. None of HealthStar's officers, directors or shareholders owns any capital stock of Beyond Benefits.

Q. Why should the Company sell HSI?

A. The board of directors of the Company has thoroughly considered the advantages and disadvantages of selling the stock of HSI at this time, as compared to remaining as a provider of a managed healthcare network. As described in greater detail in this proxy statement, the board of directors believes that it is in the best interests of the stockholders and the Company to convert the assets of the Company which are invested in HSI into cash and redeploy that cash in connection with its future business plan. In particular, the Company's future business plan includes the repayment of existing Company debt and the possible acquisition of an Internet-related business or businesses or other business or businesses.

Q. How do I know if the Company is receiving fair value for the stock of HSI?

A. Stockholders should consider a variety of factors in determining the fair value of the stock of HSI, including (i) the Company's overall goals and future business plans, (ii) the changing and highly competitive nature of the managed healthcare industry in which HSI competes and management's expectations regarding probable trends in the industry, as a result of which management believes that the Company will not be able to compete effectively in that industry, and (iii) the lack of additional offers to purchase the HSI stock. Although an independent investment banking firm valuation has not been obtained, the board of directors believes that the consideration to be received from Beyond Benefits, Inc. in connection with the proposed sale of the stock of HSI is fair.

Q. Will any of the money received from the transaction be distributed to the Company's stockholders?

A. No. The Company intends to use approximately $1,325,000 of the net proceeds generated from the sale of the capital stock of HSI to repay outstanding indebtedness owed to Harris Trust and Savings Bank. The Company intends to use the remainder of the net proceeds to acquire an Internet-related business or businesses or other business or businesses. See "The Proposed Sale--Use of Proceeds; Plans for Future Operations After the Proposed Sale."

Q. Will stockholders have appraisal rights?

A. No. Stockholders of the Company will not have appraisal rights as a result of this transaction.

Q. What should stockholders do now?

A. Stockholders should mail their signed and dated proxy card in the enclosed envelope, as soon as possible, so that their shares will be represented at the Company stockholders' meeting.

Q. Can stockholders change their vote after they have mailed a signed proxy card?

A. Yes. Stockholders can change their vote in one of three ways at any time before their proxies are used:

    - stockholders can revoke their proxies by written notice;

    - stockholders can complete new, later-dated proxy cards; and

    - stockholders can attend the annual stockholders' meeting and vote in person.

Q. How are shares held in a broker's name voted?

A. Brokers will vote shares nominally held in their name (or in what is commonly called "street name") only if the beneficial stockholder provides the broker with written instructions on how to vote. Absent such instructions, these shares will not be voted. Stockholders are urged to instruct their brokers in writing to vote shares held in street name for the proposed transaction.

Q. Whom should stockholders call with questions?

A. Stockholders who have questions about the transaction should call Steven A. Marcus, the Company's Chief Financial Officer, at (480) 451-8575 ext. 4275.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement contains forward-looking statements including statements containing the words "believes," "anticipates," "expects," "intends" and words of similar import. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that the Company believes might cause such differences include but are not limited to: (1) concentration of the Company's assets into one industry segment; (2) the impact of changing economic conditions; (3) the actions of competitors, including pricing and new product introductions; and (4) those specific risks that are discussed in the cautionary statements accompanying the forward-looking statements in this Proxy Statement and in the Risk Factors detailed in the Company's previous filings with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, stockholders are urged to read carefully all cautionary statements contained in this proxy statement and in those other filings made by the Company with the Securities and Exchange Commission.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    BOARD STRUCTURE AND BOARD NOMINEES: The Bylaws of the Company currently provide that the board of directors shall have seven members until the board shall determine otherwise. The board has nominated five persons to stand for election as directors. The board does not intend at the present time to fill two vacancies on the board. Pursuant to amendments to the Company's Certificate of Incorporation approved by stockholders at the 1998 annual meeting, the board of directors is divided into three classes each consisting, as near as possible, of the same number of directors. The directors serve for staggered terms. At the 1999 annual meeting, directors will be elected into each class to give effect to the classified Board provision. The first class of directors for which Edward M. Chism is nominated will serve a three year term which will end in 2002. The second class of directors for which Dr. Michael Flax and Dr. Luis A. Queral are nominated will serve two year terms which will end in 2001. The third class of directors for which David J. Lewis and Isidor Buholzer, Jr. are nominated will serve a one year term ending in 2000. At future annual meetings, directors in a class whose term expires at that meeting will be elected for a full three year term.

    The following table sets forth certain information regarding the director nominees of the Company. Each of the nominees has consented to serve as a director if elected.

                                                                                           DIRECTOR
                                                                                             TERM
NAME                                      AGE                 CURRENT POSITION               ENDS
----                                    --------   --------------------------------------  --------
Edward M. Chism.......................     60      Chairman of the Board, Chief Executive    2002
                                                   Officer and President
Dr. Michael D. Flax...................     44      Director                                  2001
Dr. Luis A. Queral....................     51      Director                                  2001
David J. Lewis........................     40      Director                                  2000
Isidor Buholzer, Jr...................     39      Director                                  2000

    Edward M. Chism has been Chairman of the Board since July 1999. Mr. Chism is a principal and the Chief Executive Officer and President of American Financial Group, Inc., a capital management company based in Aventura, Florida ("AFG"). Mr. Chism has held that position since 1993.

    Dr. Michael D. Flax has been a Director of the Company since July 1999. Dr. Flax is an endodontist and has been in private practice in Coral Springs, Florida since 1981. Dr. Flax is also an associate professor at the Nova Southeastern University School of Dentistry.

    Dr. Luis A. Queral has been a Director of the Company since July 1999.
Dr. Queral is Chief of Vascular Surgery at Mercy Medical Center in Baltimore, Maryland and has held that position since 1997. Prior to that, Dr. Queral was in private practice as a Vascular Surgeon.

    David J. Lewis has been a Director of the Company since August 1999.
Mr. Lewis is President and Chief Executive Officer of Affinity Financial
Group Inc., a financial advisory company based in Toronto, Canada. Mr. Lewis has held that position since 1991.

    Isidor Buholzer, Jr. has been a Director of the Company since
November 1999. Mr. Buholzer is a vice president of AFG. He has held that position since October 1998. Prior to that, he was general manager of Austro Financial Services, Inc. from January 1998 to October 1998, a vice president of Banque Nationale de Paris in Miami, Florida, from October 1996 through
December 1997, and a vice president of Clariden Asset Management (New
York), Inc. from January 1994 through December 1995.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

CHANGE IN BOARD MEMBERSHIP DURING 1999.

    The current members of the board of directors, including the nominees named above, were elected as directors between July 27 and November 12, 1999. Prior to July 27, 1999, the board of directors was comprised of four directors, Gerald E. Finnell, Gary L. Nielsen, Jon M. Donnell and Thomas S. O'Brien, who were not employees of the Company or any of its subsidiaries, and Stephen J. Carder, who was also the Company's President and Chief Executive Officer. The four non-employee directors resigned as directors following a proposal by Forward Looking Technologies Ltd., which is the beneficial owner of approximately 7.6% of the Company's outstanding capital stock, that the board investigate the possibility of the Company acquiring an Internet-related business or businesses or other business or businesses, following the disposition of HSI's assets. None of the then-serving directors believed he had the necessary technical or industry experience or background to evaluate the merits of that type of endeavor, and the non-employee directors resigned and the resulting board vacancies were filled by the election of Mr. Chism (who was also elected chairman of the board) Dr. Queral, Dr. Flax and Mr. Brian McWilliams. Mr. Carder remained on the board.

    At the August 19, 1999 board meeting, Mr. Carder resigned as a board member and as the Company's president and chief executive officer. He was replaced in these positions by Thomas C. Ronk. Mr. McWilliams resigned as a director for personal reasons, and the resulting vacancy was filled by the election of David
J. Lewis. Richard A. Yardley was also elected a director. At the August 19, 1999 meeting, the board also approved an investment by the Company in Physiciansite.com, through the purchase of stock subscription rights held by DocNet.com, Inc. Mr. Ronk was a shareholder in DocNet.com and Mr. Yardley was an officer of Physiciansite.com.

    As a result of accounting and valuation issues, the board decided in September 1999 not to proceed with the proposed Physiciansite.com transaction, and the Company and Physiciansite held discussions to determine whether they could reach agreement on an investment in Physiciansite.com by the Company on terms acceptable to both companies. The parties did not agree upon terms of a proposed investment and terminated discussions on November 12, 1999. Mr. Ronk and Mr. Yardley resigned their respective positions with the Company at a Board meeting held on November 12, 1999. The board elected Mr. Chism the president and chief executive officer of the Company at that meeting, and Mr. Buholzer was elected a director to fill the vacancy that resulted from Mr. Yardley's resignation. The board vacancy that resulted from the resignation of Mr. Ronk remains unfilled. The board has no intention presently to fill the vacancy.

    Although none of the current board members has experience in the Internet industry, the Company does not believe that this is a negative factor as there are two vacancies on the board and the Company is currently conducting a search for individuals with the requisite industry experience.

    The changes in the membership of the board on July 27, 1999 and thereafter may constitute a change of control as defined by regulations of the Securities and Exchange Commission. The proposal that the board investigate acquiring an Internet-based business was initially made by Forward Looking Technologies, which owns approximately 7.6% of the Company's voting stock. Mr. Chism is a beneficial owner of 329,166 shares of the Company's common stock held by Forward Looking Technologies. Forward Looking Technologies purchased 250,000 shares of common stock from the Company in a private placement in March 1999, and acquired an additional 179,166 shares in a private transaction with Mr. Carder in June 1999. Forward Looking Technologies is a Bahamas-based private investment fund, which used its own funds to make the purchase of the Company's stock.

    OTHER EXECUTIVE OFFICER: The following biographical information is furnished with respect to the executive officer of the Company who is not a nominee for election as a director at the meeting.

    Steven A. Marcus, age 39, joined the Company in August 1999 as Vice President, Chief Financial Officer and Secretary. Prior to that Mr. Marcus was President of Marcus Financial, Inc., a financial consulting firm based in Scottsdale, Arizona. Mr. Marcus held that position since 1989. Mr. Marcus is currently the President of the Company's subsidiary, HSI (a position he has held since February 2000).

                               BOARD INFORMATION

    BOARD MEETINGS: During the Company's last fiscal year, the board of directors held a total of four (4) regular meetings. Each then-director of the Company attended at least 75% of the board meetings during the Company's last fiscal year and all meetings of any board committees on which he served. None of the current directors served as a director of the Company during the fiscal year ended March 31, 1999.

    BOARD COMMITTEES: The Board has an audit committee and a compensation committee. David J. Lewis and Isidor Buholzer, Jr. comprise the members of the audit committee. Edward M. Chism and Dr. Michael D. Flax comprise the members of the compensation committee.

    The audit committee recommends appointment of the Company's independent auditors. It also approves audit reports and plans, accounting policies, financial statements and internal controls, and meets with management and the independent auditors to review the results and scope of the audit and the services provided by the independent auditors. The audit committee met twice during the Company's last fiscal year.

    The compensation committee manages executive officer compensation and administers the Company's compensation and incentive plans. The compensation committee met once during the Company's last fiscal year.

    The board of directors does not have a nominating committee. The entire board performs those functions.

    BOARD COMPENSATION: Non-employee directors receive a $12,000 annual retainer. In addition, except as otherwise provided below, non-employee directors receive $1,000 for each board meeting, and $500 for each committee meeting that they attend. The fee for attendance at telephonic meetings is one-half ( 1/2) of the applicable rate specified above. The Company also reimburses directors for any expenses related to their board service. Directors who also are officers of the Company do not receive any separate compensation for serving as directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table summarizes information regarding compensation paid for all services rendered to the Company in all capacities during the last three completed fiscal years by the Company's chief executive officer and the executive officers of the Company who received compensation in excess of $100,000 during the fiscal year ended March 31, 1999 (collectively, the "Named Officers). No other executive officers of the Company received compensation in excess of $100,000 during the fiscal year ended March 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                                ---------------------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                     FISCAL YEAR    SALARY     BONUS     COMPENSATION(1)
---------------------------                     -----------   --------   --------   ---------------
Stephen J. Carder(2),.........................     1999       $186,458   $     0        $12,000
  Chief Executive Officer and Director             1998        135,000    20,000         12,000
                                                   1997         83,750    33,500          7,800
Darren T. Horndasch,(3).......................
  Vice President, Chief Operating Officer          1999        139,618         0         44,250(4)
Steven L. Lange(5)............................     1999        135,804         0          5,500
  Vice President, Sales & Marketing                1998        110,000    10,000          2,425
                                                   1997         95,000     2,500          6,983

------------------------

(1) The Company pays each of its executive officers an automobile allowance each month and pays or reimburses its executive officers for business-related expenses. The Company also provides certain health insurance benefits for all full time employees, including its officers. The Company's officers do not receive additional compensation for serving as directors of the Company.

(2) Mr. Carder resigned as a director and CEO in August, 1999 and resigned as the President of the Company's wholly-owned subsidiary, HealthStar, Inc. in February 2000.

(3) Mr. Horndasch served as the Company's Vice President and COO from July 8, 1998 to August 23, 1999, and as HSI's vice president and COO until he resigned December 3, 1999.

(4) Includes $15,000 calculated as the fair market value of 5,000 shares of stock awarded at the time of employment and a move allowance of $25,000.

(5) Mr. Lange served as the Company's Vice President of Sales & Marketing until May 13, 1999, when his employment terminated.

    The following table provides information concerning stock options granted to the Named Officers during the fiscal year ended March 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              NUMBER OF SECURITIES   PERCENT OF TOTAL OPTIONS
                                               UNDERLYING OPTIONS      GRANTED TO EMPLOYEES     EXERCISE PRICE
NAME                                             GRANTED (#)(1)           IN FISCAL YEAR          ($/SH) (1)
----                                          --------------------   ------------------------   --------------
Stephen J. Carder...........................              0                      0%                    N/A
Darren T. Horndasch.........................         30,000                   31.3%                 $2.875
Steven L. Lange(2)..........................         20,000                   20.8%                  2.875

------------------------

(1) As adjusted giving effect to the reverse stock split on November 16, 1998.

(2) Mr. Lange's options expired unexercised following his termination of employment with the Company on May 13, 1999.

    The options were awarded under the HealthStar Corp. 1998 Stock Option Plan ("the Plan"). The options awarded to Mr. Horndasch vest equally over two years. Fifteen thousand options were also awarded to Gerald Finnell, Jon Donnell and Gary Nielsen, who served as non-employee directors of the Company during the fiscal year ended March 31, 1999. These options, which were scheduled to vest equally over three years, have an exercise price of $2.875 and an expiration date of October 8, 2008. Upon a change of control, as defined in the plan, all options granted under the plan become fully vested and immediately exercisable. A change of control under the plan occurred in July 1999 when Messrs. Finnell, Donnell and Nielsen resigned as directors and all non-vested options thereupon vested.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning option exercises during the fiscal year ended March 31, 1999 by the Named Officers and the value of in-the-money options held by the Named Officers on March 31, 1999.

                                                                 NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                       NUMBER                       OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                                      OF SHARES                     MARCH 31, 1999                MARCH 31, 1999
                                     ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                                      EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                     -----------   --------   -----------   -------------   -----------   -------------
Stephen J. Carder..................       0           0            0                0            0                 0
Darren T. Horndasch................       0           0            0           30,000            0           $13,125
Steven L. Lange(1).................       0           0            0           20,000            0             8,750

------------------------

(1) Mr. Lange's options expired unexercised following his termination of employment with the Company on May 13, 1999.

    No executive officer or director exercised options during the fiscal year ended March 31, 1999.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

    DARREN T. HORNDASCH: Mr. Horndasch served until December 3, 1999 as the Vice President and Chief Operating Officer of HealthStar, Inc., pursuant to a Compensation Agreement effective July 1, 1999, which sets forth the terms and conditions of Mr. Horndasch's compensation for his service to HSI. The term of this agreement is July 1, 1999 through June 30, 2000. Mr. Horndasch was paid an annual salary of $180,000 under this agreement. The Compensation Agreement provided that Mr. Horndasch would receive his salary for 90 days upon the termination of his employment by the Company without cause. Mr. Horndasch resigned in November 1999 effective December 3, 1999 to pursue other opportunities. His resignation did not trigger the 90-day salary continuation provision.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of March 27, 2000, for
(i) each Named Officer; (ii) each director nominee of the Company; (iii) all executive officers and director nominees as a group; and (iv) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

                                                                                        PERCENTAGE OF
                                                       SHARES BENEFICIALLY OWNED(1)   OUTSTANDING STOCK
Officers and Directors:                                ----------------------------   -----------------
  Edward M. Chism (3)................................  329,166                              7.6%
  Dr. Michael D. Flax................................  45,000                               1.0%
  Dr. Luis A. Queral.................................  0                                       *
  David J. Lewis.....................................  0                                       *
  Isidor Buholzer, Jr................................  0                                       *
  Stephen J. Carder..................................  0                                       *
  Darren T. Horndasch................................  0                                       *
  Steven L. Lange....................................  0                                       *
  Steven A. Marcus...................................  0                                       *
All executive officers and directors as a group (6
  persons)...........................................  374,166                              8.6%
5% Holders(2):
      Forward Looking Technologies Limited...........  329,166                              7.6%

------------------------

*   Indicates less than one percent (1.0%).

(1) Beneficial ownership is determined under rules of the Securities and Exchange Commission and generally includes shares in respect of which the person has voting or investment power. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are beneficially owned by the option or warrant holder and are deemed to be outstanding for computing the percentage ownership of the person holding such options or warrants and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of capital stock shown beneficially owned by them.

(2) See "Transactions with Related Parties."

(3) The number of shares beneficially owned is given in reliance upon a
    Schedule 13D filed with the Securities and Exchange Commission on November 24, 1999 by Forward Looking Technologies, Ltd. Forward Looking Technologies Ltd.'s principal place of business is 50 Shirley Street, Second Floor, Nassau, Bahamas. Edward M. Chism, the Company's CEO, president and chairman of the board of directors, has the power to vote these shares.

                       TRANSACTIONS WITH RELATED PARTIES

    In June 1999, Stephen J. Carder, then the Company's president, chief executive officer and a director, sold 179,166 shares of the Company's common stock owned by him to Forward Looking Technologies, Ltd., at $4.00 per share. Prior to this transaction, Forward Looking Technologies had purchased 150,000 shares of common stock at $2.50 per share from the Company in a private placement in March 1999. As a result of its purchase from Mr. Carder, Forward Looking Technologies increased its common stock ownership from 150,000 to 329,166 shares of common stock, and from approximately 3.9% to 7.9% of total shares outstanding.

    On August 19, 1999, the board of directors authorized the Company to purchase shares of Physiciansite.com for approximately $7 million, by assuming rights under a stock subscription agreement between Physiciansite.com and DocNet.com, Inc. The board also approved the issuance of 4 million shares of common stock of the Company to DocNet.com, Inc. to purchase DocNet's rights under the subscription agreement. At the same meeting, the board elected Richard
A. Yardley and Thomas C. Ronk to fill vacancies then existing on the board.
Mr. Yardley was an officer of Physiciansite.com and Mr. Ronk a shareholder in DocNet. When the agreement with DocNet and the proposed investment in Physiciansite.com was ultimately terminated on November 12, 1999, Mr. Yardley and Mr. Ronk resigned their respective positions with the Company.

    The President of InfoPlan Inc. entered into a Consulting Agreement with the Company dated as of February 11, 2000 pursuant to which he provides consulting services in connection with the sale of HSI (which have primarily involved assisting in negotiations with Beyond Benefits for the sale of HSI) and such other matters as may be requested by the Company. The Consulting Agreement will terminate automatically upon the earlier of (i) the closing of the sale of HSI to Beyond Benefits, or (ii) May 11, 2000, unless the Consulting Agreement is extended pursuant to the written agreement of the parties. The Company is obligated to pay compensation for such services in the sum of $1,000 per week for the term of the Agreement and reimburse the consultant for reasonable expenses incurred in connection with the performance of his services under such Agreement. InfoPlan Inc. is a shareholder of 200,400 (approximately 4.6%) of the outstanding shares of the Company. This number of shares is given in reliance upon an amendment dated June 12, 1999 to Schedule 13D filed with the Securities and Exchange Commission, with the shares reported in the amendment adjusted for a 1-for-2 reverse stock split of the common stock effected on November 16, 1998. InfoPlan Inc.'s principal place of business is 19 Hillsyde Court, Hunt Valley, Maryland, 21030. In reliance upon an additional amendment dated June 12, 1999 to
Schedule 13D filed with the Commission, the Company understands that the number of shares excludes 117,116 shares (2.7%) owned by the wife of InfoPlan Inc.'s President (with respect to which she has sole dispositive power and no voting power). Voting power with respect to such shares was assigned to the Company's Board of Directors. The number of shares also excludes 30,000 shares issuable upon the exercise of options granted to the President of InfoPlan, Inc. as compensation for prior consulting services to the Company (15,000 shares at $4.00 per share and 15,000 shares at $6.00 per share; fifty percent (50%) of which become exercisable on December 17, 2000 with the remaining fifty (50%) becoming exercisable on December 17, 2001).

                              INDEPENDENT AUDITORS

    The Company's independent auditors, KPMG LLP ("KPMG"), notified the Company on March 9, 2000 that it is resigning as independent auditors of the Company. KPMG has served as the Company's auditors since May 29, 1997, and has issued reports on the Company's financial statements for the fiscal years ended
March 31, 1999, 1998 and 1997. No replacement has been selected or recommended as of this date because the Company is still continuing its search for a new independent auditor. The report of the Company's prior independent auditors, Dolan and Company, P.A. of Miami, Florida, on the Company's financial statements for the fiscal year ended March 31, 1996, included a paragraph discussing the Company's ability to continue as a going concern.

    Dohan and Company was previously the principal accountants for Champion Financial Corporation. On May 29, 1997, that firm's appointment as principal accountants was terminated and KPMG was engaged as principal accountants. The decision to change accountants was approved by the board of directors.

    In connection with the audit of the fiscal year ended March 31, 1997, and the subsequent interim period through May 29, 1997, there were no disagreements with Dohan and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

    The audit report of Dohan and Company on the financial statements of Champion Financial Corporation as of and for the year ended March 31, 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Dohan and Company is attached as Exhibit A.

    The audit report of KPMG on the consolidated financial statements of HealthStar Corp. and subsidiaries as of March 31, 1999 and for the years ended March 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the two fiscal years ended March 31, 1999, and the subsequent interim period through March 9, 2000, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the Company's fiscal year ended March 31, 1999 and any subsequent interim period preceding this report, KPMG did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(v)(A) through
(D) of Item 304 of Regulation S-K. The Company has not yet selected a successor accounting firm to KPMG and the Board of Directors of the Company has not approved the engagement of any successor firm. The Company has provided KPMG with a copy of the foregoing disclosures and has requested in writing that KPMG furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. A copy of such letter is attached as Exhibit B.

    Representatives of KPMG are not expected to be present at the meeting.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on a review of reports filed by our directors, executive officers and beneficial holders of ten percent (10%) or more of our shares, and based upon representations from those persons, all SEC stock ownership reports required to be filed by those reporting persons during the Company's most recent fiscal year were timely made.

               PROPOSAL 2--APPROVAL AND ADOPTION OF A RESOLUTION
                    AUTHORIZING THE STOCK PURCHASE AGREEMENT
                                    BETWEEN
                       HEALTHSTAR CORP., HEALTHSTAR, INC.
                                      AND
                             BEYOND BENEFITS, INC.

    At the Annual Meeting, holders of the common stock of the Company will consider and vote upon a proposal to approve and adopt a resolution to authorize the Stock Purchase Agreement dated as of September 23, 1999, as amended, between the Company, HealthStar, Inc. and Beyond Benefits, Inc., a Delaware corporation (the "Agreement"), pursuant to which the Company proposes to sell (the "Proposed Sale") all of the capital stock of HSI, the only operating subsidiary of the Company. The proposed transaction constitutes the sale of substantially all of the Company's assets for purposes of Delaware law applicable to the Company. A copy of the Agreement, as amended (without exhibits and schedules), is attached as Appendix A to this Proxy Statement. Subject to certain indemnity obligations, as consideration for the Proposed Sale under the terms of the Agreement, the Company expects to receive $8,880,000 in cash at closing. See "The Agreement."

    Pursuant to the applicable provisions of the Delaware General Corporation Law, the Company is required to obtain the affirmative vote of a majority of the outstanding shares of common stock prior to the sale of all or substantially all of its property or assets.

    The resolution that will be before the stockholders at the annual meeting is: "RESOLVED, that HealthStar Corp., a Delaware corporation, is hereby authorized to perform the transactions contemplated by that Stock Purchase Agreement dated as of September 23, 1999, as amended, between HealthStar Corp., HealthStar, Inc., and Beyond Benefits, Inc., pursuant to which HealthStar Corp. proposed to sell all of the capital stock of HealthStar, Inc."

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE (SUBJECT TO STOCKHOLDER APPROVAL) AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE RESOLUTION AUTHORIZING THE PROPOSED SALE.

                               THE PROPOSED SALE

GENERAL

    The Agreement, which was executed and delivered by the Company, HSI and Beyond Benefits on September 23, 1999, as amended, provides for the sale of all of the outstanding capital stock of HealthStar, Inc. (the "HSI Shares"). Subject to certain indemnification obligations of the Company that will survive the sale, the Company expects to receive $8,880,000 in cash at closing as consideration for the sale of the HSI Shares.

HEALTHSTAR, INC.

    As currently conducted, the Company operates in one industry segment, healthcare cost containment, through HSI, its wholly-owned subsidiary. Through HSI, the Company operates the HealthStar Preferred Provider Organization, a managed healthcare network consisting of over 2,000 hospitals and in excess of 125,000 physicians. If the Proposed Sale is approved by the stockholders and the sale of the capital stock of HSI to Beyond Benefits is consummated, the Company will no longer operate the HealthStar Preferred Provider Organization and will no longer be engaged in the healthcare management industry.

USE OF PROCEEDS; PLANS FOR FUTURE OPERATIONS AFTER THE PROPOSED SALE

    The cash proceeds to the Company from the sale of the capital stock of HSI, are expected to be $8,880,000, less estimated transaction expenses of approximately $300,000, subject to the payment of any indemnity obligations. See "The Agreement--Purchase Price." Approximately $1,325,000 of the estimated net proceeds from the Proposed Sale will be used by the Company to repay outstanding indebtedness to Harris Trust and Savings Bank. This debt became due by its terms on November 30, 1999, however, Harris Trust has extended the maturity of this indebtedness to April 28, 2000. See "Background of the Proposed Sale of the Stock of HSI" and "Recent Developments." The remaining net proceeds will be used initially for working capital. As opportunities are identified, the Company intends to use such proceeds for the acquisition of an Internet-related business or businesses or other business or businesses. The Company intends to structure any future acquisitions so that future subsidiaries will be wholly owned. The Company is not presently a party to any binding agreement to acquire any such interests.

    Following the consummation of the Proposed Sale, the stockholders of the Company will retain their equity interest in the Company. The Proposed Sale will not result in any changes in the rights of the Company's stockholders. The Company will not distribute any of the net proceeds of the sale of the capital stock of HSI to its stockholders, and intends to use the proceeds in the conduct of its business, including acquisitions as described in this proxy statement. This strategy involves material risks and uncertainties, including those described below.

    - Management and the board of directors has complete discretion to identify the company or companies in which the Company may make future acquisitions, without any requirement that the stockholders approve any such acquisition.

    - The Company may seek to exchange shares of its common stock for securities of the companies which it seeks to acquire. The issuance of shares of common stock in these transactions would dilute the ownership interest of existing stockholders in the Company.

    - Management believes that, based upon reported general media data related to publicly-traded companies, and based upon their experience and due diligence with respect to the Physiciansite.com transaction, which was not completed, Internet-related companies currently have valuations that are generally in excess of the valuations of most non-Internet companies. The cost of any future acquisition will be determined by negotiation and will be determined in significant part by the Company's perception of the future value of the target entity. The cost to the Company is likely to be significantly in excess of the net book value per share of the target tangible assets, which may result in the Company recording significant amounts of goodwill on its books under generally accepted accounting principles. The amortization of goodwill may adversely affect the Company's operating results.

    - No assurance can be provided that any company acquired by the Company will be profitable or that such Company will not generate material losses for the Company.

BACKGROUND OF THE PROPOSED SALE OF THE STOCK OF HSI

    The Preferred Provider Organization ("PPO") sector of the managed healthcare industry in which the Company operates is changing and highly competitive. The Company competes for customers with numerous national, regional and local PPO network providers. Many of these competitors have greater financial, technical and marketing resources than the Company.

    In response to competitive pressures, the PPO industry has been actively consolidating during the last several years. The Company's customers are increasingly seeking to limit the number of PPO networks which they access by aligning themselves with networks that have a strong national presence. As a result, regional PPO networks such as HSI are faced with either acquiring other regional or local networks or risk losing business to PPO companies which have a more national scope.

    Beginning in 1997, the Company's senior management and board of directors sought strategic Preferred Provider Organization acquisitions to complement the core business of National Health Benefits & Casualty Corporation, a Nevada corporation and wholly-owned subsidiary of the Company until its sale in December 1999 ("NHBC"). Prior to and following the acquisition of HSI, the Company provided its customers access through NHBC to independent PPO networks of healthcare professionals and facilities in the U.S. In September 1997, the Company identified HSI as a potential target acquisition. HSI was a regional PPO serving primarily the geographic markets of the Midwest and Southeast and was owned by one shareholder. After months of evaluation and due diligence, senior management concluded that the acquisition of HSI would create a platform from which to build a national PPO company. The Company acquired HSI in December 1997. Harris Trust and Savings Bank lent the Company $2,500,000 of the purchase price for HSI. Given the overall condition of HSI at the time of the acquisition, senior management focused on reorganizing HSI's operations and improving the overall quality of its management and staff. This process occupied a majority of calendar year 1998.

    In January 1999, the Company defaulted on one of the covenants contained in its loan agreement with Harris Bank. The Company notified Harris Bank of the covenant violation and the bank stated that it was interested in revising the covenant to bring the Company into compliance.

    The board of directors met in February 1999 at a regularly scheduled meeting. Management and the board reviewed the Company's negotiations during November and December 1998 with the investment banker representing First Health in connection with its sale of its subsidiary ProAmerica, a PPO of similar size to HSI. The Company made a bid to acquire ProAmerica in late 1998, but was not the successful bidder and ProAmerica was acquired by United Payors and United Providers. Management and the board discussed the Company's position in a rapidly consolidating industry and the board decided to pursue a dual course of evaluating potential acquisitions and assessing the Company's potential value as a target. The board authorized Mr. Carder, then the Company's president and chief executive officer, to survey the marketplace and attempt to fully evaluate alternatives that may be available to the Company.

    Shortly after the board meeting, the Company was approached by the president and owner of a California-based PPO and its investment advisor to evaluate a possible merger with HSI. After a series of meetings and discussions between the companies and an investment bank, the parties determined that the merger was not economically attractive and the discussions were terminated.

    In March 1999, Mr. Carder engaged in meetings with five other investment banking and financial institutions to evaluate the Company's business environment and future opportunities.

    In March 1999, the Company was approached by an Ohio-based PPO company to evaluate a merger proposal. Mr. Carder and Mr. Horndasch, the Company's chief operating officer, met with the vice-chairman and chief operating officer of the Ohio PPO to discuss a possible transaction, and the Company and proposed acquiror began their due diligence reviews. The Ohio-based company determined that the merger was not economically attractive and discussions were terminated.

    In April 1999, Mr. Carder was contacted by a New-York based managed healthcare company. The president and chief executive officer, whom Mr. Carder had met with approximately one year earlier, expressed an interest in acquiring NHBC, and entered into a confidentiality agreement for the purpose of evaluating NHBC. Shortly thereafter the potential buyer forwarded a letter of intent to the Company. The letter of intent expired with no transaction having been agreed to by the parties.

    In April 1999, two PPO companies contacted Mr. Carder, expressing an interest in evaluating a potential acquisition of HSI. Confidentiality agreements were entered into by both parties and the appropriate information made available. Both companies performed preliminary due diligence investigations, but neither presented the Company with a proposed letter of intent and discussions were terminated in May 1999.

    In late April 1999, the Company was told by Harris Bank that the Company's credit was being transferred to the Bank's Special Assets Department. This was due in part to the fact that at March 31, 1999, the Company was in violation of several financial covenants. At a meeting on May 6, 1999, representatives of the Bank's Special Assets Department outlined an amendment to the credit agreement which would change the financial covenants and require the Company to repay its loan on November 30, 1999, rather than on December 15, 2000, the original loan maturity date.

    In April 1999, Mr. Carder was contacted by Mr. George Bregante, chief executive officer of Beyond Benefits, Inc. inquiring about a potential acquisition of HSI. Mr. Carder and Mr. Bregante had become acquainted during 1998 when Mr. Bregante was the president of BeechStreet, an Irvine, California based PPO. Mr. Bregante informed Mr. Carder that Beyond Benefits was in the final stages of completing its first PPO acquisition, and it was their strategic plan to become a PPO consolidator. The Company agreed to provide Beyond Benefits with background and financial information upon the execution of a confidentiality agreement. Mr. Carder met with Mr. Bregante and Dr. Barbara Rodin, Beyond Benefits' President, at the offices of Beyond Benefits in Irvine, California on May 10, 1999. Mr. Carder provided Mr. Bregante and Dr. Rodin with a brief history of the Company. At the end of the meeting, Mr. Bregante expressed Beyond Benefit's interest in moving forward and stated it would provide a letter of intent.

    On May 20, 1999, the Company's board at a regularly scheduled meeting, was updated by Mr. Carder concerning the requirements of Harris Bank that the loan be repaid on November 30, 1999. Mr. Carder also updated the board on the proposed sale of NHBC and the expected offer from Beyond Benefits to purchase HSI. Mr. Carder was directed by the Board to proceed with negotiating a possible sale of either subsidiary and to keep the board informed of any significant issues arising from these potential transactions.

    On May 24, 1999, the Company received a letter of intent from Beyond Benefits to acquire HSI for $15.5 million cash payable at closing. The letter of intent was executed, and the Company and Beyond Benefits had a series of meetings and discussions in conjunction with the due diligence process.

    Upon conclusion of the due diligence process by Beyond Benefits in July 1999, Mr. Carder and Mr. Marcus, then a financial consultant for the Company, were invited to the offices of Beyond Benefits to discuss the results of Beyond Benefits' financial due diligence review of HSI. Dr. Rodin expressed concern about HSI's revenue deterioration and that the original offer of $15.5 million was not in line given the present financial performance of HSI.

    Beyond Benefits revised its letter of intent to reflect the following purchase price changes: $10.0 million in cash payable at closing, a 5% equity position in Beyond Benefits and a $1.25 million earn-out payable in part or in full at the end of 12 months and/or 18 months. This new letter of intent was executed on August 12, 1999.

    During his meetings with executives of PPO companies and investment bankers and based on his discussions with such executives and investment bankers, Mr. Carder confirmed that PPO companies of a size similar to HSI were being sold at prices that were generally in the range of .75 to 1.0 times revenue. The Company did not verify this range through an independent examination. The only comparable sale that the Company was aware of was United Healthcare Corporation's sale of its wholly-owned subsidiary, ProAmerica, to United
Payors & United Providers, Inc. in late 1998 at a price that the Company believes to have been within the range of .9 to 1.0 times revenue (based on the Company's own evaluation of ProAmerica's financial statements in connection with the Company's contemplated acquisition of ProAmerica and other information regarding the purchase price which is generally available to the public). The Company did not receive information from any other sources that indicated that PPO companies of a similar size were being sold at prices within a different range, except for information relating to an EBITDA-based ranged of valuation received from and upon consultation with Gannon Consulting as expressly described below. The purchase price under the purchase agreement between the Company and Beyond Benefits (prior to subsequent amendments) was approximately
 .85 times Fiscal Year 1999 revenue which would have included the collection of the entire $1.25 million earn-out payment initially agreed upon by the parties. No other potential acquiror of HSI made a formal offer for HSI's assets or its capital stock.

    On August 19, 1999 at a regularly scheduled meeting, the Company's board approved the transaction and authorized the Company's president and chief executive officer to enter into a definitive agreement with Beyond Benefits. Following the board meeting, the Company and Beyond Benefits negotiated the definitive Stock Purchase Agreement for the sale of HSI's assets, and the definitive agreement was executed by the parties on September 23, 1999. The transaction was publicly announced on September 27, 1999.

    On December 16, 1999, the Company and Beyond Benefits entered into an amendment to the Stock Purchase Agreement to provide that the cash portion of the purchase price be increased to $10,850,000 from $10,000,000 and to remove from the purchase price 303,943 shares of Beyond Benefits' non-voting Series B common stock. See "The Agreement--Purchase Price."

    On or about January 20, 2000, the Company requested an extension of the February 20, 2000 closing date under the Agreement because additional time was required to obtain shareholder approval of the proposed transaction.

    In late January, 2000 the Company received notice from its largest client that such client would be terminating its relationship with the Company effective May 1, 2000. Beyond Benefits was promptly notified of the loss of that client.

    On February 7, 2000, Beyond Benefits requested a teleconference or meeting with the Company to discuss the Company's request for an amendment of the Agreement (including an extension of the proposed closing date) and Beyond Benefits' concerns regarding certain material changes in HSI's business (the loss of HSI's largest client and resulting loss of revenue). On February 8, 2000, Beyond Benefits submitted a letter to senior management of the Company which stated its request to revise the purchase price downward to $7,000,000 in cash as a result of the loss of the Company's largest client. As an alternative, the February 8, 2000 letter proposed cash consideration of $6,000,000 subject to an amended earn-out schedule conditioned upon saving the account of the Company's largest client or the Company's sale of additional business with no other loss of existing business prior to the closing of the sale of HSI. In a letter dated February 9, 2000, the Company's President, Edward Chism, rejected the Beyond Benefits offer and request for a reduction of the purchase price. In a letter dated February 10, 2000, Beyond Benefits requested a meeting with the Company as soon as would be possible. Following the exchange of such letters, the Company's management, together with a consultant acting on its behalf, conducted discussions with Beyond Benefits' management to reach a mutually agreeable revised purchase price for HSI. See "Transactions With Related Parties." Beyond Benefits argued that the Company's revenues would be materially reduced as a result of the loss of the Company's largest client and that as a result a purchase price reduction was justified. While the Company did acknowledge the circumstances underlying such request (including the Company's significant claims backlog, the loss of its largest client and continued loss of sales and account management staff), the Company believed that the proposed price reduction to $7,000,000 was excessive. It also concluded that the alternative offer of $6,000,000 in cash and an amended earn-out schedule was not a viable alternative for the Company in view of its inability to compete effectively in the changing and highly competitive managed health care industry. See "--The Company's Reasons for the Proposed Sale; Recommendation of the Board of Directors." The Company subsequently negotiated a revised purchase price of $8,880,000 and Beyond Benefits submitted a draft of a proposed Second Amendment to the Agreement to the Company on February 21, 2000.

    On February 24, 2000, the Company held a telephonic meeting of the Board of Directors to discuss the status of the sale of HSI to Beyond Benefits, Inc. and recent developments affecting the Company's business. The board acknowledged that the Agreement between the Company and Beyond Benefits had expired and could be terminated by either party because the transaction had not been consummated by February 20, 2000 as provided for in the Agreement. The board also acknowledged that the Company's $1,325,000 term loan owed to Harris Bank was due February 29, 2000. Mr. Steven Marcus, the Company's Vice President and Chief Financial Officer informed the board that he was continuing to negotiate an extension agreement with Harris Bank and that the Bank had been informed that the Agreement with Beyond Benefits had technically expired. Mr. Marcus indicated that the Bank would be willing to extend the maturity date of the term loan if the Company was able to continue and extend the agreement with Beyond Benefits. Otherwise, the bank would expect timely and full repayment of the entire term loan.

    The Board also discussed the loss of the Company's largest customer and the potential impact of the loss of revenue on the value of HSI. Mr. Marcus explained that this customer accounted for approximately $1.3 million in annual revenue and that the loss of business would have a material adverse effect on the Company's future prospects.

    The directors reviewed the terms of the proposed Second Amendment to the Agreement that provided for a reduction in the cash portion of the purchase price from $10,850,000 to $8,880,000 and that removed the $1.25 million earn-out provision contained in the Agreement. The proposed Amendment also provided
(i) that the closing of the Beyond Benefits transaction would be held on or before April 30, 2000; and (ii) that the Company will consult with and coordinate with Beyond Benefits regarding operations and management of HSI from the date of the Second Amendment until the transaction is closed (subject to the terms set forth in the Second Amendment).

    The Board also discussed possible alternatives to the sale of HSI to Beyond Benefits including the rebuilding of the Company's business by current management and the sale of the Company to a third party. The Board determined that such a rebuilding of the Company's business was not a viable alternative because of the lack of required funds and personnel. It also acknowledged that the Company was unable to obtain any other viable offer for other transactions involving the sale of HSI, or the Company, or any other similar transaction.

    To obtain additional current information regarding the managed health care industry and a report from a third party regarding the fairness and reasonableness of the proposed sale of HSI to Beyond Benefits, the Board approved the engagement of Gannon Consulting of St. Louis, Missouri. Prior to such approval, the Board reviewed Gannon Consulting's qualifications which included experience in the health care insurance and management industry. Significantly, Gannon's experience included working on strategic and operational initiatives with the Boards of Directors and management teams of provider networks and health plans. These initiatives included conducting assessments of the strengths and weaknesses of various health care networks and performing due diligence with respect to merger and acquisition transactions. Gannon also has experience in the areas of business valuation and financial budgeting, analysis and reporting. Gannon was selected on the basis of a referral made by the Company's counsel. The Board requested that Gannon's report be completed and presented to the Board by March 2, 2000.

    In order to continue the Agreement and extend the maturity date of the Harris Bank debt, and following a discussion regarding the value of the HSI stock, the Board authorized the Company's officers to negotiate and execute a Second Amendment to the Agreement substantially as discussed at the meeting. It was also noted that the Second Amendment would have to be signed by February 29, 2000 and delivered to Harris Bank for review to extend the maturity of the Harris Bank debt. The board requested that Mr. Marcus prepare an additional analysis and discussion of the Company's current financial condition and future prospects in order to assist the board in further review of the purchase price reduction and terms of the Second Amendment. The board determined that such additional review should be undertaken prior to the board's recommending that shareholders approve the transaction.

    The Second Amendment to the Agreement was executed by the Company as of February 29, 2000.

    On March 2, 2000, at a telephonic Board meeting, the Company's directors participated in a discussion regarding the Company's financial condition, future business prospects and recent developments affecting Company business. During the meeting, the Board also reviewed different methods of evaluating the revised purchase price of $8,880,000. Prior to the Board meeting, the directors received and reviewed the written report of Gannon Consulting dated March 2, 2000 regarding the fairness and reasonableness of the proposed sale of HSI (the "Report"). Representatives of Gannon were present by telephone at the March 2, 2000 Board meeting, at which time they made an oral presentation of the contents of their Report and responded to questions regarding their findings and conclusions. The Report was prepared following the approval of Gannon's engagement by the Company's Board. Gannon conducted a review of data and documentation provided by the Company regarding HSI's operations, its provider network, its payor book of business, the terms of the proposed sale of HSI to Beyond Benefits and relevant management and Board reports concerning market positioning and strategic objectives. Gannon also interviewed a number of persons including certain members of the Board and management and Mr. Stephen Carder, the former President of HSI. To obtain information on comparable investment opportunities in the Preferred Provider Organization industry, an interview was conducted by Gannon on a confidential basis with an investment banker familiar with that industry.

    The instructions received by Gannon regarding the presentation of its report were (i) to review the proposed sale of HSI to Beyond Benefits, and (ii) to advise the Board as to the fairness and reasonableness of the Beyond Benefits transaction in view of HSI's state of operations and competitive position in the marketplace. With respect to limitations on its review, Gannon indicated that no effort was made to validate the financial and market penetration data presented by management describing the current condition of HSI's operations, and that provider and payor contracts were not reviewed.

    Gannon's findings included identification of certain strengths of HSI including (i) a stable and loyal provider network in core states; (ii) network strength in at least eleven states and a presence in a number more;
(iii) contracts with a number of major payors; (iv) a solid industry reputation; and (v) competitive provider contract rates. Gannon also identified certain weaknesses of HSI including (i) limited depth in business volume with major payors; (ii) inadequate customer service capability to further business penetration with existing payors; (iii) an inadequate marketing and sales team to capitalize on strong networks in core states; (iv) an inefficient claims system support and a lack of capital to improve or replace the system; (v) an unfocused corporate marketing and sales strategy; and (vi) an undeveloped quality management program. Gannon also noted the business consolidation activity in the marketplace, a growing negative view of the managed care industry and decreasing margins as competition grows in the industry. Gannon added that HSI recently lost payor contracts resulting in HSI revenues being reduced nearly 20% since the beginning of the current fiscal year and that the loss of the Company's biggest client will further reduce monthly revenues by at least 10% starting in May 2000. Gannon added further that (i) both the current Board and management have been focused on completing the sale to Beyond Benefits to obtain maximum value for the stockholders; (ii) the protracted sales process has limited the availability of new capital and has distracted attention from the ongoing business operations of the Company; and (iii) with the limited capital currently available to address operational issues, the longer the sales process takes the higher the probability of a diminution of HSI's business.

    The Report notes (based on an interview with an investment banker familiar with the industry) that the current benchmark in the industry is to value a potential PPO acquisition at a multiple of five (5) to six (6) times earnings before interest, taxes depreciation and amortization ("EBITDA"). Gannon explained that (i) the investment community tends to target the multiple as a function of specific organizational characteristics other than the provider network itself, and (ii) it is generally assumed that the provider networks are not significantly different between PPOs, but that the following factors do make a material difference in value (because the stronger the PPO measures up to these factors the greater the opportunity to value the company at a higher multiple): (a) growing market share with expanding payor contracts and revenue flow; (b) existence of contracts with the major payors in the PPO market and continued penetration and business growth with each payor book of business;
(c) operational efficiencies including timely claims turnaround and customer service response; (d) state of the art information technology with continued investments leading to increased productivity and information flow with customers; and (e) inter-state market penetration supporting continued development of a national presence. Although HSI has its strengths in inter-state market penetration, and the beginnings of a national presence as well as relationships with many of the major payors in the market, it falters on growing market share and "same payor" business growth and is lacking in operations and information technology. Gannon concluded that these circumstances would tend to value the multiple for HSI at the low end of the benchmark.

    With respect to HSI, Gannon states in the Report that it estimated HSI's EBITDA to be approximately $1.7 million (based on Gannon's analysis of HSI's financial history for fiscal year 1999 and the current year to December 31,
1999). At the March 2, 2000 Board meeting, however, Gannon's representatives explained that in an effort to be conservative, the $1.7 million EBITDA amount described in their report was actually determined solely by using the financial results of HSI for Fiscal Year 1999 (April 1, 1998 to March 31, 1999). Accordingly, Gannon concluded that the revised purchase price of $8,880,000 represents an EBITDA-based multiple of 5.2 (purchase price of $8,880,000 divided by EBITDA of $1.7 million). As a result, Gannon concluded that the $8,880,000 is a fair and reasonable offer given HSI's current condition and the probability that such condition will continue to deteriorate over time. Gannon also concluded that absent a significant cash infusion and management change, HSI's current condition would tend to drive the multiple to the low end of the benchmark range (5 to 6 times EBITDA) or even lower. Gannon also stated its opinion that without new capital infusion, a cohesive management team and continued Board leadership, HSI has a high probability of failing. (After the meeting, management informed Gannon that upon management's further review of the financial statements of the Company and HSI for the fiscal year ended March 31, 1999 it had determined that the actual EBITDA amount for HSI during the fiscal year ended March 31, 1999 was not approximately $1,700,000, as determined by Gannon, but rather was approximately $1,575,000. Consequently, the EBITDA-based multiple of 5.2 described in Gannon's Report would be increased to 5.6 (the purchase price of $8,880,000 divided by EBITDA of $1,575,000). As a result, management and the directors concluded, following additional telephonic consultation with Gannon, that an increased EBITDA-based multiple of 5.6 provides further support for Gannon's conclusion that the terms of the Beyond Benefits transaction are fair and reasonable in view of HSI's state of operations and competitive position in the market place.)

    A copy of the Report will be made available for inspection and copying at the principal executive offices of the Company during the regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

    During the meeting, and following Gannon's presentation to the Board, management questioned whether the 5.2 multiple of $1.7 million of EBITDA as described in the Report adequately reflected HSI's historical financial condition and the material adverse impact on HSI's business that will result from the loss of the Company's biggest client. Although Gannon noted the loss of this client in the Report, it was not clear from its responses during the Board meeting that it provided sufficiently for such loss in its analysis. Consequently, in a further attempt during the Board meeting to consider the adequacy of the $8,880,000 purchase price, management reviewed this price on both historic and adjusted multiple of revenues bases. Specifically, Mr. Marcus explained that during calendar year 1999, HSI generated revenue of approximately $12,225,000. Based on the revised purchase price of $8,880,000 in cash, the Company was selling HSI to Beyond Benefits at a multiple of revenue of .73 (purchase price of $8,880,000 divided by revenue of $12,225,000). This multiple falls slightly below the range of .75 to 1.0 times revenue. During calendar year 1999, based on actual revenues generated by this client and received by the Company, as evidenced by the Company's accounting records, this client accounted for approximately $1,300,000 in revenue or approximately 11% of the total revenue of HSI for such period (which included $275,000 of revenue or approximately 9.9% of the total revenue of HSI in the last quarter of calendar year 1999). On a pro forma basis, excluding the revenue from this client, the actual revenue for calendar year 1999 would have been $10,925,000. Therefore, the revised multiple would be .81 (purchase price of $8,880,000 divided by proforma revenue of $10,925,000). This multiple falls within the range of .75 to
1.0 times revenue.

    In order to provide an additional view of the adequacy of the reduced HSI purchase price, given the declining financial condition of the Company, the Board also considered the effect of the loss of the Company's largest client on an adjusted annualized revenue basis. In so doing, the Board assumed no further deterioration in the Company's revenues (in an effort to provide a best case basis) even though such a result would be highly unlikely because of the Company's deteriorating financial and competitive position. Specifically, the Board considered the actual revenues for the last three months of calendar year 1999 which were approximately $2.8 million. Mr. Marcus noted that HSI's revenues for the first three months of calendar year 1999 were approximately
$3.3 million representing a decrease of $500,000 or 15.0% between the two periods. Mr. Marcus also noted that the Company experienced continuing reductions in each successive quarter of calendar year 1999. Given the Board's assumption of no further deterioration of HSI's revenues, the adjusted annualized revenue for calendar year 2000 was computed to be approximately
$11.2 million. This was determined by annualizing the actual revenue of $2.8 million for the last three months of 1999 which was the last completed quarter and the quarter with the lowest revenues in calendar year 1999. After subtracting the $1.3 million loss of revenue attributable to the known termination of the Company's largest client, the adjusted annualized revenue for calendar year 2000 was computed to be approximately $9.9 million. The corresponding multiple of revenue based on the revised purchase price of $8,880,000 was consequently computed to be .90 (purchase price of $8,880,000 divided by adjusted annualized revenue of $9.9 million).

    The Board also reviewed the Company's competitive position in the PPO industry and continued its discussion regarding possible alternatives to the sale of HSI to Beyond Benefits including the rebuilding of the Company's business by current management and the sale of the Company to a third party. The Board reconfirmed its determination that the rebuilding of the Company's business was not economically feasible because of the lack of funds and personnel that would be required to finance such an effort. The Board also reconfirmed that the Company was unable to obtain any other viable offer for other transactions involving the sale of HSI, or the Company or any other similar transaction. Mr. Marcus noted that the Company's deteriorating financial condition over the last year had limited the amount of capital resources available to invest in management talent, information systems and other infrastructure necessary to remain competitive in the industry. In addition, Mr. Marcus noted that many of the Company's customers are seeking to limit the number of PPO networks which they access and are aligning themselves with PPO's that are more national in scope than the Company. See "--The Company's Reasons for the Proposed Sale; Recommendation of the Board of Directors."

    The Company, through negotiations with Beyond Benefits, determined the amount of consideration ($8,880,000) to be paid for HSI. Such amount has been deemed by Gannon and the Board of Directors of the Company to be a fair and reasonable purchase price for HSI in view of HSI's state of operations and competitive position in the marketplace.

    Pursuant to a letter agreement dated as of March 3, 2000, Harris Bank agreed to extend the maturity of the loan amount to the earlier of (i) April 28, 2000 or (ii) the sale of HSI to Beyond Benefits (the "Target Date"). Specifically, the letter agreement acknowledged that the Company was in default under the terms of its loan agreement with Harris Bank because (i) it did not comply with the financial covenant regarding the applicable fixed charges coverage ratio (during the months of November and December 1999) and with the financial covenant regarding the applicable minimum EBITDA (during the month of December 1999), and (ii) it failed to pay the principal amount of $1,325,000 outstanding and owed to the bank on February 29, 2000. Under the terms of such letter agreement, the Bank waived the defaults described above, only with respect to the referenced periods, subject to the following conditions: (i) the principal amount outstanding under the applicable note must be paid in full by the Target Date; (ii) payment of a $10,000 fee; (iii) all things necessary to effect the sale of HSI and repayment must be done by the Target Date; and
(iv) there must not occur any change in the condition or prospects of the Company, financial or otherwise, that Harris Bank deems material and adverse.

    In connection with its consideration of the Proposed Sale, the board of directors considered various possible alternatives, including liquidating the assets of the Company and making a distribution to the shareholders. The board determined not to pursue such alternatives, because it believes that changing the Company's direction to focus on an Internet-related business or businesses, to the extent an acceptable opportunity in that industry is found, offers the best potential to increase shareholder value. Notwithstanding this determination, the Company reserves its right to invest in non-Internet businesses with all or part of the proceeds from the Proposed Sale. In making its determination to focus on an Internet-related business or businesses, the board considered the risks associated with entering into an Internet-related business or businesses, including the following risks:

    - The Company has no existing Internet business or products, and therefore has no operating history or experience in that business upon which you may base an evaluation of our strategic business plan and determine our prospects for achieving our objective of entering the Internet e-commerce field. Our business plan involves all of the risks, uncertainties, expenses and difficulties frequently encountered by development stage companies, particularly companies in the rapidly evolving Internet market.

    - Our future success depends, in significant part, on our ability to attract, hire and retain directors, management and other personnel with the managerial, marketing and technical skills that may be required by the Internet-related or other business or businesses that we acquire in the future. Competition for personnel in the Internet and related technology market is intense, and there are a limited number of persons with knowledge of, and experience in, this industry. If we fail to timely identify, recruit and hire qualified personnel, we may be unable to compete effectively.

    - To be successful in our planned acquisition of Internet businesses, we will need to identify applications, technologies and businesses that are complementary, and we may need to integrate disparate technologies and corporate cultures and potentially manage a geographically dispersed company. If we are able to make multiple acquisitions, later acquisitions could divert our attention from other business concerns and expose us to unforeseen liabilities or risks associated with entering new markets. Integrating newly acquired organizations and technologies into our company could be expensive, time consuming and may strain our resources. We anticipate that we will face intense competition for acquisitions, and that many of these competitors will be larger, better-funded organizations. If we fail to execute our acquisition strategy successfully for any reason, our business may be adversely affected. We do not have a tested business model and we cannot be sure that any business model we develop will yield positive results.

    - We may pay for some of our acquisitions by issuing additional common stock and this could dilute our stockholders. We may also use cash to buy companies or technologies in the future. If we do use cash, we may need to incur debt to pay for these acquisitions as well as to fund any operating losses. Acquisition financing may not be available on favorable terms or at all. In addition, we may be required to amortize significant amounts of goodwill and other intangible assets in connection with future acquisitions, which would have an adverse affect on our results of operations.

    Following completion of the Proposed Sale, the Company will generally seek to acquire an Internet related business or businesses or other business or businesses which have a proprietary product, service or technology. Management anticipates that a potential acquisition target may be an early stage company and may have limited operating history.

    The Company intends to identify potential acquisition candidates through contacts with persons and entities including investment banks, accountants, consultants, attorneys and other professionals. Affiliates of the Company, including its officers and directors who are instrumental in identifying or closing future acquisitions, may be compensated by payment of fees or in amounts which are in addition to the amount of salary, bonus or directors fees which the Company customarily pays such individuals. Any such additional compensation will be determined on a case by case basis by the board of directors prior to or at the time of the acquisition. As of this date the Company is not a party to any agreement regarding the provision of such services or payments of such fees or amounts.

THE COMPANY'S REASONS FOR THE PROPOSED SALE; RECOMMENDATION OF THE BOARD OF
  DIRECTORS

    THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE PROPOSED SALE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE AND RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE RESOLUTION AUTHORIZING THE PROPOSED SALE.

    As described above under "Background of the Proposed Sale," the decision of the board of directors to approve the Proposed Sale and the Agreement followed months of exploring and analyzing the advantages and disadvantages of selling HSI and redeploying the Company's assets. In making its recommendation to the stockholders of the Company, the board considered a number of factors, including those noted immediately below which were determined by the Board to favor a decision to consummate the Proposed Sale and those set forth in the subsequent paragraph which disfavored a decision to consummate the Proposed Sale:

        (i) The lack of viable financing alternatives favored the decision to sell HSI as a method to repay the Harris Bank indebtedness.

        (ii) Based on recent sales of comparable PPO networks, it was determined that the Company is receiving fair value for the stock of HSI at this time. This determination was also made in view of the Company's inability to compete effectively in the changing and highly competitive managed healthcare industry. See "--Background of the Proposed Sale of the Stock of HSI." Specifically, the Board believed that the Company's inability to compete effectively would likely lead to a reduction in the value of HSI's stock and that the sale of the HSI stock was fair to shareholders because it also offered a reasonable manner in which to attempt to prevent a continuing reduction and deterioration in the stock's value.

        (iii) In addition to providing the necessary funds for the repayment of the Harris Bank indebtedness, the sale of HSI will also generate between approximately $7.0 million of cash, after payment of expenses, which will be available to implement the Company's future business plan.

    The board of directors also considered the following potentially negative factors in its deliberations concerning the Proposed Sale: (i) the fact that HSI has, in recent periods, contributed a majority of the Company's cash flow and currently contributes all of the Company's cash flow; (ii) the significant costs involved in connection with consummating the Proposed Sale (especially in light of the need to obtain a stockholder vote); (iii) the substantial management time and effort required to effectuate the sale and the related disruption to the Company's operations; and (iv) the risks associated with concentrating the Company's assets into an Internet-related business or businesses or other business or businesses that, at the time the Company's investment is initially made, may have minimal revenues and that may require significant expenditures for operations, site development and advertising and promotion. The board did not believe that the negative factors were sufficient, either individually or collectively, to outweigh potential advantages of the Proposed Sale.

    The foregoing discussion of the information and factors considered by the board is not intended to be exhaustive, but includes all material factors considered by the board. The board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered nor did it determine that any factor was of particular importance. A determination of various weightings would, in the view of the board of directors, be impractical. In addition, individual members of the board may have given different weight to different factors. Rather, the board viewed its position and recommendations as being based on the totality of the information presented to, and considered by, the board.

REGULATORY APPROVALS

    Consummation of the Agreement does not require any regulatory approvals other than the federal filings required under applicable U.S. securities laws in connection with this proxy statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The Proposed Sale will not have any federal income tax consequences to the Company's stockholders because no distributions of sale proceeds will be made to the stockholders.

    Upon consummation of the Proposed Sale, the Company may recognize taxable income based upon the excess of the Purchase Price it ultimately receives for the HSI Stock over HealthStar's tax basis in the HSI Stock.

ACCOUNTING TREATMENT

    This transaction will be recorded as a sale of the stock of HSI which is equivalent to the sale of HSI's net assets.

EXPENSES AND OTHER FEES

    Each party will bear its own expenses in respect of the proposed sale, whether or not consummated.

ADDITIONAL INTEREST OF CHIEF FINANCIAL OFFICER IN PROPOSED SALE

    When considering the recommendation of the Company's board, you should be aware that the Company's Vice President and Chief Financial Officer, Steven A. Marcus, has an interest in the proposed transaction that is different from or in addition to yours. On August 19, 1999 in connection with Mr. Marcus' employment by the Company, the board agreed to pay Mr. Marcus a bonus of $150,000 if the proposed sale of HealthStar, Inc. is successfully completed.

                                 THE AGREEMENT

    The following is a brief summary of certain provisions of the Agreement. THIS DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE AGREEMENT AS AMENDED, A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE. THE TERMS NOT OTHERWISE DEFINED IN THIS SUMMARY OR ELSEWHERE IN THIS PROXY STATEMENT HAVE THE MEANINGS SET FORTH IN THE AGREEMENT AS AMENDED. ALL STOCKHOLDERS ARE URGED TO CAREFULLY READ THE AGREEMENT AS AMENDED IN ITS ENTIRETY.

PURCHASE PRICE

    Pursuant to the terms of the Agreement as amended, in consideration of the transfer to Beyond Benefits of all of the outstanding capital stock of HealthStar, Inc. (the "HSI Shares"), Beyond Benefits has agreed to pay to the Company $8,880,000 in cash at closing (the "Closing Purchase Price").

    The Agreement originally provided for a purchase price of $10,000,000 plus 303,943 shares of Beyond Benefits non-voting Series B Common Stock. Those shares would have represented five percent of Beyond Benefits' common equity as of the Closing date of the Agreement. On December 16, 1999, the Company and Beyond Benefits signed an amendment to the Agreement. The amendment removed all the shares of Beyond Benefits' Series B common stock from the purchase price payable under the agreement and increased the cash purchase price from $10,000,000 to $10,850,000. The purchase price was subsequently reduced to $8,880,000 (and the $1,250,000 earn out provision was eliminated) pursuant to the Second Amendment to the Agreement dated as of February 29, 2000.

THE CLOSING

    The closing (the "Closing") of the Proposed Sale will take place on or about April 27, 2000 or such other date as may be mutually agreed by the Company and Beyond Benefits, if the Proposed Sale is approved by the stockholders of the Company at the Annual Meeting.

THE HSI SHARES

    The HSI Shares constitute all of the outstanding capital stock of HSI. The Company acquired the HSI Shares on December 12, 1997 from Thomas Stateman, the then sole stockholder of HSI, in an arm's-length transaction for approximately $13,728,000.

    Beyond Benefits will purchase the HSI Shares, thereby causing ownership of HSI to be transferred from the Company to Beyond Benefits. Except as otherwise specifically provided in the Agreement, all of HSI's rights, assets and liabilities, known and unknown, will remain with HSI, and the Company will retain no assets or liabilities of HSI. Except for any breaches of representations, warranties or covenants made by the Company in the Agreement, or any indebtedness of HSI arising or outstanding on or prior to the Closing Date (as defined in the agreement), the Company's direct and indirect interest in HSI will cease upon the Closing of the proposed transaction under the Agreement.

REPRESENTATIONS AND WARRANTIES

    The Agreement contains various representations and warranties of the Company relating to HSI including, among others, representations and warranties related to HSI's corporate organization and similar corporate matters; authorization and enforceability; HSI's capital structure and the Company's ownership of all outstanding shares of HSI's capital stock; non-contravention of transactions contemplated by the Proposed Sale, HSI's articles of incorporation or bylaws, and non-violation of laws and binding agreements; consents and approvals; compliance with laws, licenses and permits pertaining to HSI; the accuracy of certain financial statements provided to Beyond Benefits; absence of certain changes since June 30, 1999; absence of legal proceedings; taxes and tax returns; contracts; patents, trademarks and trade names; licenses and permits; environmental matters; properties; labor matters; non-ownership or control of subsidiaries; performance of services; related party transactions; knowledge of listed individuals; healthcare matters; absence of powers of attorney; solvency; accredited investors; date of acquisition of HSI; corporate name; employee plans; insurance; major customers; absence of brokers; year 2000 compliance; accredited investor representations, and the accuracy of information relating to HSI and the Company contained in information delivered to Beyond Benefits.

    The Agreement contains various representations and warranties of Beyond Benefits including, among others, representations and warranties related to corporate organization and similar corporate matters; authorization and enforceability; noncontravention of transactions contemplated by the Proposed Sale, Beyond Benefits' certificate of incorporation or bylaws, and non-violation of laws and binding agreements; acquisition for investment; absence of brokers; and consents and approvals.

INDEMNIFICATION

    The Company has agreed to indemnify, defend and hold harmless Beyond Benefits and its officers, directors, agents and affiliates from and against any and all losses, damages, liabilities, costs and expenses (collectively, "Losses") arising out of or due to, directly or indirectly, (i) any inaccuracy in or breach of any of the representations, warranties, covenants, agreements or undertakings of the Company and HSI contained in the Agreement or the attached disclosure schedule or (ii) any indebtedness of HSI other than obligations arising in the ordinary course of business obligations.

    Notwithstanding the foregoing, the parties have agreed that the Company shall not indemnify Beyond Benefits for any Losses (other than Losses occurring as a result of a breach of warranty relating to

(i) capitalization of HSI, (ii) the Company's ownership of HSI's stock,
(iii) taxes or (iv) brokers or finders) unless and until Beyond Benefits and its affiliates shall have suffered Losses aggregating in excess of $150,000, whereupon Beyond Benefits and its affiliates shall be entitled to indemnification for the full amount of such Losses up to and including the first $150,000 and not merely the portion of such damages exceeding $150,000; provided, however, that no party shall be entitled to recover from the other more than the Purchase Price, except in the case of fraud or intentional misconduct.

    The Company's obligation to indemnify for Losses resulting from breaches of certain representations or warranties in the Agreement will remain in full force and effect for a period of two (2) years from the Closing Date; provided however, that representations and warranties regarding the corporate status of HSI, the capitalization of HSI and the Company's ownership of HSI's stock will remain in full force and effect for a period of five (5) years from the Closing Date. The Company's obligation to indemnify for Losses resulting from breaches of certain other representations or warranties survive for the applicable statute of limitations period. All representations and warranties will survive beyond the applicable period with respect to any inaccuracy therein or breach thereof if notice shall have been given within the applicable time period.

    Beyond Benefits has agreed to indemnify the Company for inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Beyond Benefits contained in the Agreement, subject to the same limitations upon the Company's obligation to indemnify Beyond Benefits.

EXPENSES AND TRANSFER TAXES

    Each party has agreed to bear its own fees and expenses in respect of the Proposed Sale, and the Company will bear the cost of HSI's fees and expenses related to the Proposed Sale.

CONDITIONS OF THE PROPOSED SALE

    The obligations of the Company to effect the Proposed Sale are subject to the following conditions: (i) the stockholders of the Company shall have approved the Proposed Sale at the Annual Meeting; (ii) the representations and warranties of Beyond Benefits contained in the Agreement shall be true and correct on and as of the Closing Date and Beyond Benefits shall have performed all agreements to be performed by the Closing Date; (iii) all required authorizations, approvals or consents shall have been obtained; (iv) no suit, action or other proceeding by any government authority shall have been instituted which questions the validity or legality of the Proposed Sale;
(v) the Company shall have received an officers' certificate from Beyond Benefits to the effect that the representation and warranties of Beyond Benefits contained in the Agreement are correct on and as of the closing date and Beyond Benefits shall have performed all agreements to be performed by the closing date, and (vi) the Company shall have received the opinion of counsel to Beyond Benefits with respect to matters typical in such transactions.

    The obligations of Beyond Benefits to effect the Proposed Sale are subject to the following conditions: (i) the representations and warranties of the Company contained in the Agreement shall be true and correct on and as of the Closing Date; (ii) the Company shall have performed all agreements to be performed by the Closing Date; (iii) Beyond Benefits shall have received an officers certificate from the Company regarding the accuracy of the Company's representations and the performance of required Company obligations;
(iv) Beyond Benefits shall have received resignations from all of HSI's directors and officers requested by Beyond Benefits effective as of the Closing Date; (v) Beyond Benefits shall have received debt financing of at least
$2.0 million; (vi) there shall have been no material adverse effect with respect to HSI's business, condition (financial or otherwise), assets, liabilities, operations or financial performance since June 30 1999; (vii) Beyond Benefits shall have received from counsel to the Company an opinion with respect to matters typical in such transactions; (viii) HSI's indebtedness to Harris Trust and Savings Bank shall have been paid in full; (ix) no suit, action or other proceeding by any governmental authority shall have been instituted which questions the validity or legality of the Proposed Sale; and (x) no court shall have directed that the Proposed Sale not be consummated or otherwise impose any additional conditions on the consummation thereof. Beyond Benefits has advised the Company that it has secured the required $2 million of debt financing.

COVENANTS PENDING CLOSING

    Pursuant to the Agreement as amended, the Company has agreed to conduct the business of HSI prior to the Closing, in the ordinary course, consistent with past practice. The Company has also agreed that it will consult with and coordinate with Beyond Benefits regarding operations and management of HSI commencing February 29, 2000, subject to the terms of the Second Amendment of the Agreement.

    In addition, the Company and Beyond Benefits have agreed (i) to use all reasonable efforts to take, or cause to be taken, all actions necessary in order to consummate and make effective the Proposed Sale, (ii) that for a period of one year after the date of the Agreement, no public release or announcement concerning the Proposed Sale will be issued by either party without the prior written consent of the other party, except as such release or announcement may be required by applicable law or any government authority, (iii) to cooperate and provide information necessary to the preparation of tax returns and the handling of tax matters; and (iv) that Beyond Benefits shall cease using any and all trade names, trademarks, logos and trade dress belonging to Company or its affiliates in its literature, inventory, products, labels, packaging, supplies or other materials relating to HSI as soon as available supplies thereof are exhausted and in any event within 90-days after the Closing Date.

NO COMPETITION

    Pursuant to the Agreement, the Company has agreed for three (3) years following the Closing not to own, operate or manage, either directly or through a subsidiary any business in which HealthStar is engaged as of the Closing Date; provided, however, that the Company's ownership and operation of NHBC was excluded from the scope of the no competition provision.

NO SOLICITATION

    Pursuant to the Agreement, the Company has agreed for two (2) years following the Closing not to (a) induce or attempt to induce any employee to leave the employ of Beyond Benefits or any other entity controlled by, controlling or under common control with Beyond Benefits, (b) in any way interfere with the relationship between Beyond Benefits and any of its employees, (c) employ or otherwise engage as an employee, independent contractor or otherwise, any employee of Beyond Benefits, or (d) induce or attempt to induce any customer, supplier, licensee or business relation of Beyond Benefits to cease doing business with it, or in any way interfere with the relationship between any customer, supplier, licensee, or other relation of Beyond Benefits.

TERMINATION

    The Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing Date (i) by written consent of the Company and the Beyond Benefits, (ii) by Beyond Benefits or the Company, if the conditions to Closing are not fulfilled by April 30, 2000, (iii) by either party if there has been an uncured material breach of a representation or warranty by the other party or there has been any failure by such other party to perform in all material respects the obligations to be performed by it, or (iv) by either the Company or Beyond Benefits if any court of competent jurisdiction in the United States or other United States government body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting the consummation of the contemplated transactions and such order, decree, ruling or other action has become final or non-appealable.

CONSEQUENCES OF TERMINATION

    In the event the Agreement is terminated by Beyond Benefits because of its inability to obtain at least $2.0 million of debt financing then Beyond Benefits will pay to the Company a cancellation fee of $100,000 in cash. If, however, the Agreement is terminated by the Company because of Company's inability to obtain the required stockholder consent the Company and HSI, jointly and severally, will pay Beyond Benefits a cancellation fee of $100,000 in cash.

RECENT DEVELOPMENTS

    On December 30, 1999, HealthStar Corp. sold all of the assets of NHBC to Carlmont Capital Group, Inc., a privately held company based in Chula Vista, California. This sale was made pursuant to the terms of an Asset Purchase Agreement, dated December 28, 1999 by and among the Company, NHBC and Carlmont Capital Group, Inc. In this transaction, the Company sold all of the assets of NHBC and received as consideration $1,500,000 in cash at closing and an earnout agreement that may provide up to an additional $300,000 in cash, based on cash flows of NHBC over the next 18 months. The Company used $1,350,000 of the cash proceeds to pay down indebtedness owed to Harris Trust and Savings Bank, which has now been reduced to $1,325,000. In connection with the pay down, Harris Bank agreed to extend the maturity date of the Company's credit facility to February 29, 2000 and subsequently agreed (pursuant to a letter agreement dated as of March 3, 2000) to extend the maturity date to the earlier of
(i) April 28, 2000 or (ii) the sale of HSI to Beyond Benefits. See "--Background of the Proposed Sale of the Stock of HSI."

    The Company executed the Second Amendment to the Agreement, effective February 29, 2000, reducing the total purchase price of the Proposed Sale to $8,880,000. See "--Background of the Proposed Sale of the Stock of HSI."

    On March 20, the Company issued 200,000 shares of its Common Stock in a private placement transaction. The shares were issued to an accredited investor for consideration of $300,000. The Company did not pay any commissions or fees with respect to such transaction. The shares were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended, because the transaction did not involve any public offering of shares by the Company, and did not involve any general solicitation of the public or advertising with respect to the offer and sale of such securities. In addition, the investor acknowledged acquiring the shares for such investor's own account, as principal, for investment and not with a view to the resale or distribution of all or any part of the shares. The Company intends to use the proceeds of such transaction for general corporate purposes, including payment of account's payable.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

VOTING

    To be elected, directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares (4,345,872 shares) on the record date are present in person or by proxy. All matters submitted to you at the meeting other than the election of directors will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or by our certificate of incorporation or bylaws.

    Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

    The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

REVOCABILITY OF PROXIES

    Proxies may be revoked if you:

    - Deliver a signed, written revocation letter, dated later than the proxy, to the Secretary of the Company at the address set forth on the first page of this proxy statement.

    - Deliver a signed proxy, dated later than the first one to the Secretary of the Company at the address set forth on the first page of this proxy statement; or

    - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

SOLICITATION

    The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their expenses reasonably incurred in forwarding solicitation material to the beneficial owners of the Company's common stock.

NO DISSENTERS' RIGHTS

    Stockholders of the Company who do not approve of the Proposed Sale are not entitled to appraisal or any other rights with respect to the Proposed Sale under Delaware law or the Company's certificate of incorporation.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    From time to time, stockholders seek to nominate directors or to present proposals for inclusion in the proxy statement and form of proxy, or otherwise for consideration at the annual meeting. To be included in the proxy statement or considered at an annual meeting, you must timely submit nominations of directors or other proposals to the Company in addition to complying with certain rules and regulations promulgated by the Securities and Exchange Commission. We must receive proposals for the 2000 Annual

Meeting of Stockholders no later than July 16, 2000, for possible inclusion in the proxy statement, or before October 1, 2000, for possible consideration at the meeting. Direct any proposals, as well as related questions, to the Company's Secretary at the address set forth on the first page of this Proxy Statement.

                                 ANNUAL REPORT

    The Company's 1999 Annual Report to Stockholders has been mailed to stockholders concurrently with the mailing of this Proxy Statement. The Annual Report is incorporated into this Proxy Statement and is to be considered to be a part of the Company's proxy solicitation materials.

    Upon request, the Company will provide, without charge to each stockholder of record as of the record date specified on the first page of this Proxy Statement, a copy of the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999, as amended and as filed with the Securities and Exchange Commission. Any exhibits listed in the Annual Report on Form 10-KSB also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth on the first page of this Proxy Statement.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission. These SEC filings are available to the public over the Internet at the SEC's web site (www.sec.gov). You may also read and copy any document that either company files with the SEC at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities.

    We "incorporate by reference" into this proxy statement/prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement/ prospectus, and information that we file subsequently with the SEC will automatically update this proxy statement/prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the filing of this proxy statement/prospectus and before the sale is consummated.

    FOR HEALTHSTAR CORP.:

    Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999, including all information incorporated by reference into that report from our 1999 Annual Report to Stockholders.

    Amendment to Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 1999, as amended on March 9, 2000.

    Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1999, September 30, 1999 and December 31, 1999.

    Amendment to Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1999, as amended on March 9, 2000.

    Amendment to Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1999, as amended on March 10, 2000.

    Amendment to Quarterly Report on Form 10-QSB/A for the quarter ended December 31, 1999, as amended on March 31, 2000.

    Current Reports on Form 8-K filed September 23, 1999, October 13, 1999, November 22, 1999, January 14, 2000 and March 15, 2000 (two separate reports were filed on March 15, 2000).

    Amendment to Current Report on Form 8-K/A filed on March 14, 2000.

    Amendment to Current Report on Form 8-K/A filed on March 31, 2000.

    You may request a copy of these filings, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into the filing, at no cost by contacting us at the following address:

                        HealthStar Corp.
                        Steven A. Marcus
                        Vice President, Chief Financial Officer and
                          Corporate Secretary
                        15720 North Greenway-Hayden Loop, Suite 1
                        Scottsdale, Arizona 85260
                        (480) 451-8575, ext. 4275

    IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST COPIES OF OUR SEC FILINGS NO LATER THAN APRIL 11, 2000.

    You should rely only on the information delivered with, or stated or incorporated by reference in, this proxy statement/prospectus. Neither HealthStar nor Beyond Benefits has authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement/prospectus is accurate as of any date other than the date on the front of this document.

                                HEALTHSTAR CORP.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

    The Unaudited Pro Forma Condensed Financial Statements are intended to show the financial condition and the operating results of the remaining entity assuming that the sales of HealthStar Corp.'s two subsidiaries occurred as of the dates indicated. The Unaudited Pro Forma Condensed Consolidated Statements of Operations set forth herein present the results of operations of HealthStar Corp., assuming that the sale of HealthStar, Inc. occurred on April 1, 1998, for the operating statements for the year ended March 31, 1999 and the nine months ended December 31, 1999. The December 31, 1999 Unaudited Pro Forma Condensed Consolidated Balance Sheet set forth herein presents the financial position of the company assuming the sale of HealthStar Inc. occurred on December 31, 1999. Adjustments necessary to reflect these assumptions and to restate the historical consolidated balance sheet and results of operations are presented in the Pro Forma Adjustments columns, which are further described in the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

    On December 30, 1999, the Company sold all of the assets of its wholly owned subsidiary National Health Benefits & Casualty Corp. ("NHBC") to Carlmont Capital Group, Inc., a California based company. The Company received $1,500,000 in cash at closing and an earnout agreement that may provide up to an additional $300,000 in cash, based on the actual cash flows of NHBC over the next
18 months. The Company recorded a gain on the disposition of assets of $1,145,746. The Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the sale of NHBC occurred on April 1, 1998 and therefore, the operating results of NHBC from that date through December 30, 1999 (the date upon which the sale was consummated) have been excluded. The sale of NHBC has been effected in the balance sheet at December 31, 1999.

    The historical financial information for HealthStar Corp. is derived from the consolidated financial statements of HealthStar Corp. as of and for the year ended March 31, 1999, and the unaudited consolidated financial statements of HealthStar Corp. as of and for the nine months ended December 31, 1999.

    The Unaudited Pro Forma Condensed Consolidated Financial Statements are based on certain assumptions and adjustments described in the related Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and should be read in conjunction with the Stock Purchase Agreement and the HealthStar Corp. audited and unaudited historical financial statements and notes thereto.

                                HEALTHSTAR CORP.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1999

                                                                   HEALTHSTAR INC.
                                                                      PRO FORMA               TOTAL
                                                       ACTUAL        ADJUSTMENTS            PRO FORMA
                                                     -----------   ---------------         -----------
                                      ASSETS
Current assets:
  Cash and cash equivalents........................  $   299,783    $  8,880,000(1a)
                                                                        (196,730)(1b,3a)
                                                                        (300,000)(1c)
                                                                      (1,325,000)(1d)        7,358,053
  Trade accounts receivable, net...................    1,537,176      (1,437,176)(3b)          100,000
  Other current assets.............................      372,906        (186,518)(3c)          186,388
                                                     -----------    ------------           -----------
      Total current assets.........................    2,209,865       5,434,576             7,644,441
  Property and equipment, net......................    1,893,835      (1,863,575)(3d)           30,260
  Goodwill, net....................................    7,674,809      (7,674,809)(3e)               --
  Other assets, at cost............................      166,179         (32,823)(3f)          133,356
                                                     -----------    ------------           -----------
      Total assets.................................  $11,944,688    $ (4,136,631)          $ 7,808,057
                                                     ===========    ============           ===========
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................  $   509,064    $   (420,444)(3g)      $    88,620
  Accrued expenses.................................    1,203,783        (779,861)(3h)          423,922
  Current portion of long-term debt................    1,525,000      (1,325,000)(1d)          200,000
                                                     -----------    ------------           -----------
      Total current liabilities....................    3,237,847      (2,525,305)              712,542
Shareholders' equity:
  Common stock, $.001 par value, 15,000,000 shares
    authorized, 4,145,872 shares issued and
    outstanding....................................        4,146                                 4,146
  Additional paid-in capital.......................    8,727,428                             8,727,428
  Accumulated deficit..............................      (24,733)   8,880,000(2a)
                                                                        (300,000)(2b)
                                                                     (10,191,326)(2c)       (1,636,059)
                                                     -----------    ------------           -----------
      Total shareholders' equity...................    8,706,841      (1,611,326)            7,095,515
                                                     -----------    ------------           -----------
      Total liabilities and shareholders' equity...  $11,944,688    $ (4,136,631)          $ 7,808,057
                                                     ===========    ============           ===========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements

                                HEALTHSTAR CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                           YEAR ENDED MARCH 31, 1999

                                                NHBC                       HEALTHSTAR INC.
                                              PRO FORMA                       PRO FORMA           TOTAL
                                 ACTUAL      ADJUSTMENTS        TOTAL        ADJUSTMENTS        PRO FORMA
                               -----------   -----------     -----------   ---------------     ------------
Revenues:
  Capitated fees.............  $ 9,481,392   $  (152,372)(1) $ 9,329,020    $ (9,329,020)(4)   $         --
  Repricing fees.............    6,893,519    (2,480,084)(1)   4,413,435      (4,413,435)(4)             --
  Other income...............      540,381       (21,414)(1)     518,967        (518,967)(4)             --
                               -----------   -----------     -----------    ------------       ------------
                                16,915,292    (2,653,870)     14,261,422     (14,261,422)                --
                               -----------   -----------     -----------    ------------       ------------
Operating expenses:
  Cost of services...........    2,434,238      (804,593)(1)   1,629,645      (1,629,645)(4)
  Salaries and wages.........    8,202,561      (782,762)(1)   7,419,799      (7,057,803)(4)        361,996
  General and
    administrative...........    4,877,761      (346,936)(1)   4,530,825      (3,998,246)(4)        532,579
  Depreciation and
    amortization.............    1,214,204       (51,353)(1)   1,162,851      (1,149,617)(4)         13,234
                               -----------   -----------     -----------    ------------       ------------
                                16,728,764    (1,985,644)     14,743,120     (13,835,311)           907,809
                               -----------   -----------     -----------    ------------       ------------
Income (loss) from
  operations.................      186,528      (668,226)       (481,698)       (426,111)          (907,809)
Non-operating income
  (expense)
  Interest expense...........     (397,165)         (228)(1)    (397,393)      394,832(4)            (2,561)
  Loss on sale of
    investment...............      (59,626)                      (59,626)                           (59,626)
                               -----------   -----------     -----------    ------------       ------------
Income (loss) before income
  taxes......................     (270,263)     (668,454)       (938,717)        (31,279)          (969,996)
Income tax expense
  (benefit)..................      (94,593)     (233,959)(1)    (328,552)        (10,948)(4)       (339,499)
                               -----------   -----------     -----------    ------------       ------------
      Net earnings (loss)....  $  (175,670)  $  (434,495)    $  (610,165)   $    (20,331)      $   (630,497)
                               ===========   ===========     ===========    ============       ============
Earnings (loss) per
  share--basic and diluted...  $     (0.05)                  $     (0.19)                      $      (0.20)
                               ===========                   ===========                       ============
Weighted average shares
  outstanding--basic and
  diluted....................    3,216,676                     3,216,676                          3,216,676
                               ===========                   ===========                       ============

 See accompanying notes to unaudited pro forma condensed consolidated financial statements

                                HEALTHSTAR CORP.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED DECEMBER 31, 1999

                                                  NHBC                       HEALTHSTAR INC.
                                                PRO FORMA                       PRO FORMA          TOTAL
                                   ACTUAL      ADJUSTMENTS        TOTAL        ADJUSTMENTS       PRO FORMA
                                 -----------   -----------     -----------   ---------------     ----------
Revenues:
  Capitated fees...............  $ 6,201,906   $   (12,849)(1) $ 6,189,057     $(6,189,057)(4)   $       --
  Repricing fees...............    4,294,089    (1,825,285)(1)   2,468,804      (2,468,804)(4)           --
  Other income.................      222,138          (963)(1)     221,175        (221,175)(4)           --
                                 -----------   -----------     -----------     -----------       ----------
                                  10,718,133    (1,839,097)      8,879,036      (8,879,036)              --
                                 -----------   -----------     -----------     -----------       ----------
Operating expenses:
  Cost of services.............    1,401,696      (541,869)(1)     859,827        (859,827)(4)
  Salaries and wages...........    5,570,288      (469,801)(1)   5,100,487      (4,832,060)(4)      268,427
  General and administrative...    3,091,327      (243,859)(1)   2,847,468      (2,620,719)(4)      226,749
  Depreciation and
    amortization...............      937,513       (34,669)(1)     902,844        (898,965)(4)        3,879
                                 -----------   -----------     -----------     -----------       ----------
                                  11,000,824    (1,290,198)      9,710,626      (9,211,571)         499,055
                                 -----------   -----------     -----------     -----------       ----------
Income (loss) from
  operations...................     (282,691)     (548,899)       (831,590)        332,535         (499,055)
Non-operating income (expense)
  Interest expense.............     (230,600)       (1,203)(1)    (231,803)      231,803(4)              --
  Gain on disposition of
    assets.....................    1,145,748    (1,145,748)(1)          --
  Asset impairment charge......     (650,000)                     (650,000)      650,000(4)              --
                                 -----------   -----------     -----------     -----------       ----------
Income (loss) before income
  taxes........................      (17,543)   (1,695,850)     (1,713,393)      1,214,338         (499,055)
Income tax expense (benefit)...      223,893      (593,548)(1)    (369,655)      425,018(4)          55,363
                                 -----------   -----------     -----------     -----------       ----------
      Net earnings (loss)......  $  (241,436)  $(1,102,302)    $(1,343,738)    $   789,320       $ (554,418)
                                 ===========   ===========     ===========     ===========       ==========
Earnings (loss) per
  share--basic and diluted.....  $     (0.06)                  $     (0.35)                      $    (0.14)
                                 ===========                   ===========                       ==========
Weighted average shares
  outstanding--basic and
  diluted......................    3,879,378                     3,879,378                        3,879,378
                                 ===========                   ===========                       ==========

 See accompanying notes to unaudited pro forma condensed consolidated financial statements

                                HEALTHSTAR CORP.
                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    HealthStar Corp. has entered into an agreement with Beyond Benefits, Inc. to sell all of the stock of HealthStar Inc. to Beyond Benefits, Inc. for $8,880,000 in cash. The agreement is subject to the approval of the shareholders of HealthStar Corp.

    All pro forma adjustments have been prepared assuming that the sale of HealthStar Inc. occurred on April 1, 1998 for the statements of operations and on December 31, 1999 for balance sheet purposes. The financial statements as of and for the nine-month period ended December 31, 1999 reflect $650,000 of asset impairment charges that were made prior to the finalization of the current sales price. As a result of the most recent amendment to the Stock Purchase Agreement, the sale of HSI is expected to create a loss on sale of approximately $1,600,000. The Company expects to take this loss as an additional asset impairment charge in the quarter ending March 31, 2000.

    On December 30, 1999 the Company sold the assets of NHBC to Carlmont Capital Group, Inc., a privately-held company that is not affiliated with the Company, for $1,500,000 cash. The Company also received an earnout agreement which may generate an additional $300,000 through June 29, 2001. Management assigned no value to the earnout provision. The Company recorded a gain on disposition of assets of $1,145,746. The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared in a manner consistent with the HealthStar, Inc. sale. The sale of NHBC has been effected in the balance sheet at December 31, 1999.

    The unaudited pro forma condensed consolidated financial statements assume the following:

                                                                      HEALTHSTAR INC.
                                                              --------------------------------
TRANSACTION DATE                                              APRIL 1, 1998   DECEMBER 31,1999
----------------                                              -------------   ----------------
Cash........................................................  $  8,880,000      $  8,880,000
Transaction and related costs...............................      (300,000)         (300,000)
Net assets of HealthStar, Inc...............................   (11,501,481)      (10,191,326)
                                                              ------------      ------------
Loss on sale................................................  ($ 2,921,481)     ($ 1,611,326)
                                                              ============      ============

    NHBC Adjustments:

(1) To record the effect of eliminating the results of NHBC, the net effect of which is assumed to be tax effected at the expected rate of 35%.

    HealthStar, Inc. Adjustments:

    (1) To record cash received from sale and payment of debt:

(a) Cash received for sale of HealthStar Inc................  $ 8,880,000
(b) Elimination of HealthStar Inc. cash at December31,
  1999......................................................     (196,730)
(c) Transaction and related costs...........................     (300,000)
(d) Payoff Harris Bank indebtedness.........................   (1,325,000)
                                                              -----------
                                                              $ 7,058,053
                                                              ===========

(2) To record the loss on sale (no tax benefit is expected to be realized):

(a) Cash received from the sale of HealthStar Inc...........  $  8,880,000
(b) Transaction and related costs...........................      (300,000)
(c) Net assets of HealthStar Inc............................   (10,191,326)
                                                              ------------
                                                              ($ 1,611,326)
                                                              ============

(3) To record the disposition of the assets and liabilities of HealthStar, Inc. The composition of the December 31, 1999 net assets of HealthStar, Inc. is as follows:

(a) Cash....................................................  $    196,730
(b) Trade accounts receivable, net..........................     1,437,176
(c) Other current assets....................................       186,518
(d) Property and equipment, net.............................     1,863,575
(e) Goodwill, net...........................................     7,674,809
(f) Other assets............................................        32,823
                                                              ------------
      Total assets..........................................    11,391,631
(g) Accounts payable........................................      (420,444)
(h) Accrued expenses........................................      (779,861)
                                                              ------------
      Net assets............................................  $ 10,191,326
                                                              ============

(4) To record the effect of eliminating the results of HealthStar Inc., the net effect of which is assumed to be tax effected at the expected rate of 35%.

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table reflects the historical net income (loss) per share from the continuing operations after giving effect to the sale of the NHBC assets and the planned sale of HealthStar, Inc. The information presented in this table should be read in conjunction with the pro forma financial data appearing elsewhere herein and the Company's consolidated financial statements included in the Company's annual report on Form 10-KSB for the year ended March 31, 1999.

                                                                YEAR ENDED     NINE MONTHS ENDED
                                                              MARCH 31, 1999   DECEMBER 31, 1999
                                                              --------------   -----------------
Net income (loss) per share.................................      $(0.05)            $(0.06)
Pro Forma income (loss) per share...........................       (0.20)             (0.14)
Historical book value per share.............................                           0.25
Pro Forma book value per share..............................                           1.71

    Book value per share is computed at December 31, 1999 by measuring tangible book value (historical shareholders' equity of $8,706,841 less goodwill of $7,674,809 divided by 4,145,872 shares outstanding; and pro forma shareholders' equity of $7,095,515 less goodwill of $0 divided by 4,145,872 shares outstanding).

                             STOCK PERFORMANCE DATA

MARKET INFORMATION

    The Company's common stock is quoted on the Over-the-Counter Bulletin Board market under the symbol "PPOS."

    The following table sets forth the high and low sales prices per share of the common stock on the Over-the-Counter Bulletin Board for the quarterly periods presented. The Company has not paid cash dividends on shares of its common stock.

    The following table sets forth the approximate high and low closing sales prices per share as reported by the Over-The-Counter Bulletin Board market for the Company's common stock for the calendar periods indicated. The quotations do not reflect retail markups, markdowns or commissions and may not reflect actual transactions. On November 16, 1998, the Company effected a 1-for-2 reverse stock split of the outstanding common stock. Share prices for periods prior to this date have accordingly been restated.

FISCAL QUARTER                                                  HIGH       LOW
--------------                                                --------   --------
Quarter Ending March 31, 2000
  (through March 30, 2000)..................................   $ 4.44     $ 2.56
Quarter Ending December 31, 1999............................   $ 7.13     $ 1.69
Quarter Ended September 30, 1999............................   $12.63     $ 3.88
Quarter Ended June 30, 1999.................................   $ 7.72     $ 3.31

Quarter Ended March 31, 1999................................   $ 4.06     $ 2.00
Quarter Ended December 31, 1998.............................   $ 4.44     $ 2.50
Quarter Ended September 30, 1998............................   $ 7.63     $ 2.25
Quarter Ended June 30, 1998.................................   $11.72     $ 5.75

Quarter Ended March 31, 1998................................   $21.50     $ 5.50
Quarter Ended December 31, 1997.............................   $24.25     $18.00
Quarter Ended September 30, 1997............................   $18.50     $10.00
Quarter Ended June 30, 1997.................................   $14.00     $ 9.50

    There were approximately 740 stockholders of record and approximately 800 beneficial owners of the common stock as of March 31, 1999. The Company has neither declared nor paid any cash dividends to date and is restricted by the loan agreement with Harris Trust and Savings Bank from paying cash dividends.

RECENT MARKET PRICE

    The following table sets forth the closing price and the high and low sales prices per share of the common stock on the Over-The-Counter Bulletin Board on September 24, 1999, the last trading day preceding the public announcement of the Proposed Sale and on March 30, 2000, the latest practicable date trading before the printing of this proxy statement. Stockholders are urged to obtain current market quotations.

DATE                                                            HIGH       LOW      CLOSING
----                                                          --------   --------   --------
September 24, 1999..........................................   $8.88      $4.56      $7.50
March 30, 2000..............................................   $2.88      $2.56      $2.56

NUMBER OF HOLDERS

    As of the record date for the annual meeting, 4,345,872 shares of common stock were issued and outstanding and were held of record by approximately 740 persons, including several holders who are nominees for an undetermined number of beneficial owners. The Company believes that as of the record date there were approximately 800 beneficial owners of common stock.

                                 OTHER MATTERS

    The Company does not know of any other matters that are to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their judgment on those matters.

                                          HEALTHSTAR CORP.

                                          Steven A. Marcus
                                          Chief Financial Officer and Secretary

Scottsdale, Arizona
April 3, 2000

                                   APPENDICES

Appendix A  Stock Purchase Agreement dated September 23, 1999 by and among HealthStar Corp., HealthStar, Inc. and Beyond
            Benefits, Inc., and amendments thereto.

                                   APPENDIX A
                            STOCK PURCHASE AGREEMENT
                                      AND
                               AMENDMENTS THERETO

                                   APPENDIX A



                            STOCK PURCHASE AGREEMENT
                                      AND
                              AMENDMENTS THERETO

                            STOCK PURCHASE AGREEMENT
                                  BY AND AMONG

                               HEALTHSTAR CORP.,
                             A DELAWARE CORPORATION

                               HEALTHSTAR, INC.,
                            AN ILLINOIS CORPORATION

                             BEYOND BENEFITS, INC.
                             A DELAWARE CORPORATION


                         DATED AS OF SEPTEMBER 23, 1999

================================================================================

                                TABLE OF CONTENTS


                                                                        Page No.
                                                                        --------

ARTICLE I PURCHASE AND SALE................................................1

  Section 1.1   Purchase and Sale..........................................1
  Section 1.2   Purchase Price.............................................1
  Section 1.3   Closing....................................................1
  Section 1.4   Earnout Payments...........................................2
  Section 1.5   Transfer Taxes.............................................4
  Section 1.6   Further Assurances.........................................5
  Section 1.7   Stockholder Distributions..................................5
  Section 1.8   Lock-Up Agreement..........................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER........................5

  Section 2.1   Organization...............................................5
  Section 2.2   Capitalization.............................................5
  Section 2.3   Ownership of Stock.........................................6
  Section 2.4   Authorization; Validity of Agreement.......................6
  Section 2.5   Consents and Approvals; No Violations......................6
  Section 2.6   Financial Statements.......................................7
  Section 2.7   No Undisclosed Liabilities.................................7
  Section 2.8   Absence of Certain Changes.................................8
  Section 2.9   Employee Benefit Plans; ERISA..............................8
  Section 2.10  Major Customers...........................................11
  Section 2.11  Litigation................................................12
  Section 2.12  No Default; Compliance with Applicable Laws...............12
  Section 2.13  Taxes.....................................................13
  Section 2.14  Properties................................................14
  Section 2.15  Intellectual Property.....................................14
  Section 2.16  Contracts.................................................15
  Section 2.17  Labor Matters.............................................15
  Section 2.18  Environmental Matters.....................................16
  Section 2.19  Subsidiaries..............................................16
  Section 2.20  Broker or Finders.........................................16
  Section 2.21  Year 2000.................................................16
  Section 2.22  Performance of Services...................................17
  Section 2.23  Insurance.................................................17
  Section 2.24  Related Party Transactions................................18
  Section 2.25  Healthcare Matters........................................19
  Section 2.26  Full Disclosure...........................................19
  Section 2.27  Powers of Attorney........................................20
  Section 2.28  Solvency..................................................20
  Section 2.29  Purchase Entirely for Own Account; Accredited Investors...20
  Section 2.30  Date of Acquisition of HSI................................21
  Section 2.31  Corporate Name............................................21
  Section 2.32  Knowledge of Individuals..................................21



ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER....................22

  Section 3.1   Organization...............................................22
  Section 3.2   Authorization; Validity of Agreement; Necessary Action.....22
  Section 3.3   Consent and Approvals; No Violations.......................22
  Section 3.4   Acquisition for Investment.................................23
  Section 3.5   Brokers or Finders.........................................23

ARTICLE IV COVENANTS.......................................................23

  Section 4.1   Tax Matters................................................23
  Section 4.2   Publicity..................................................25
  Section 4.3   Further Assurances.........................................25
  Section 4.4   Use of Names...............................................25
  Section 4.5   Non-competition............................................26
  Section 4.6   Non-solicitation...........................................26
  Section 4.7   Restrictions on Resale of Purchaser's Shares...............26
  Section 4.8   Financial Statements.......................................26
  Section 4.9   Proprietary Information....................................27
  Section 4.10  Access to Information......................................27

ARTICLE V INDEMNIFICATION..................................................27

  Section 5.1   Indemnification by Seller..................................27
  Section 5.2   Indemnification by Purchaser...............................28
  Section 5.3   Survival of Representations and Warranties;
                  Limitations on Indemnity.................................28
  Section 5.4   Notice and Opportunity to Defend...........................29
  Section 5.5   Mitigation of Loss.........................................29
  Section 5.6   Subrogation................................................29
  Section 5.7   Tax Indemnification........................................29
  Section 5.8   Exclusive Remedy...........................................29
  Section 5.9   Investigation..............................................30
  Section 5.10  Setoff.....................................................30

ARTICLE VI PRE-CLOSING COVENANTS OF SELLER.................................30

  Section 6.1   Access and Investigation...................................30
  Section 6.2   Operation of Business......................................31
  Section 6.3   Filings and Consents.......................................33
  Section 6.4   Notification...............................................33
  Section 6.5   No Negotiation.............................................34
  Section 6.6   Best Efforts...............................................34
  Section 6.7   Confidentiality; Publicity.................................34
  Section 6.8   Purchase of Tail Coverage by Seller........................35
  Section 6.9   Reclassification of Intercompany Account...................35
  Section 6.10  Intercompany Transactions..................................35

ARTICLE VII PRE-CLOSING COVENANTS OF PURCHASER.............................35

  Section 7.1   Best Efforts...............................................35
  Section 7.2   Confidentiality; Publicity.................................35
  Section 7.3   Financing Commitment.......................................36



ARTICLE VIII CONDITIONS....................................................36

  Section 8.1   Conditions to Each Party's Obligation to Effect
                  the Closing..............................................36
  Section 8.2   Conditions to the Obligations of Purchaser.................36
  Section 8.3   Conditions to the Obligations of Seller....................37

ARTICLE IX TERMINATION.....................................................38

  Section 9.1   Termination................................................38
  Section 9.2   Effect of Termination......................................39
  Section 9.3   Cancellation Fees; Expenses................................39

ARTICLE X MISCELLANEOUS....................................................39

  Section 10.1   Knowledge.................................................39
  Section 10.2   Governing Law and Consent to Jurisdiction.................40
  Section 10.3   Amendment and Modification................................40
  Section 10.4   Notices...................................................40
  Section 10.5   Legends...................................................41
  Section 10.6   Counterparts..............................................41
  Section 10.7   Entire Agreement; Third Party Beneficiaries...............41
  Section 10.8   Severability..............................................42
  Section 10.9   Service of Process........................................42
  Section 10.10  Specific Performance......................................42
  Section 10.11  Assignment................................................42
  Section 10.12  Expenses..................................................42
  Section 10.13  Waivers...................................................42
  Section 10.14  Attorney Fees.............................................43



INDEX OF DEFINED TERMS





TERM                                              SECTION
- - - ----                                             -------
Accredited Investor                                 2.30(e)
Acquisition Transaction                             6.2(e)
Affiliates                                          2.13
Agreement                                           Preamble
Business Plan                                       2.29
Cancellation Fee                                    9.3(a)
Closing                                             1.3
Closing Date                                        1.3
Closing Purchase Price                              1.2
COBRA                                               2.9(f)
Code                                                2.9(a)
Earnout Payments                                    1.4
Employee Plan                                       2.9(a)
Encumbrances                                        1.1
ERISA                                               2.9(a)
GAAP                                                1.4
Governmental Entity                                 2.5
Hazardous Materials                                 2.18
HSI                                                 Preamble
HSI Contract                                        2.5
HSI Employees                                       4.2(b)



HSI Intellectual Property                            2.15
Indemnifying Party                                   5.4
Indebtedness                                         5.1
Indemnitee                                           5.4
Intellectual Property                                2.15
IRS                                                  2.9(h)
Knowledge                                           10.1



TERM                                                SECTION
-------                                             -------
Liability                                              2.22
Losses                                                 5.1
Material Adverse Effect                                2.8
Material Agreement                                     2.16
Notice                                                 1.4(c)
Ordinary Course of Business                            2.7
Permits                                                2.12(a)
Person                                                 2.8
Pre-Closing Period                                     6.1
Proprietary Information                                7.3
Purchase Price                                         1.2
Purchaser                                           Preamble
Purchaser Cancellation                                 9.3(a)
Purchaser Plans                                        4.2(a)
Purchaser's Shares                                     1.2
Related Party                                          2.24(e)
Representatives                                        2.24(f)
Seller                                              Preamble
Seller Cancellation                                    9.3(b)
Shares                                              Recitals
Stateman Note                                          1.4(d)
Stateman Purchase Agreement                            1.4(d)
Tax Returns                                            2.13
Taxes                                                  2.13
Year 2000 Compliant                                    2.21


                            STOCK PURCHASE AGREEMENT

     Stock Purchase Agreement, dated as of September 23, 1999 (this "AGREEMENT") by and among HealthStar Corp., a Delaware corporation ("SELLER"), HealthStar, Inc., an Illinois corporation ("HSI"), and Beyond Benefits, Inc., a Delaware^corporation ("PURCHASER").

                                    RECITALS

     A. Seller is the owner of all of the outstanding shares of capital stock of HSI; and

     B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the issued and outstanding shares of capital stock of HSI (the "SHARES"), subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     SECTION 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares, free and clear of all options, pledges, security interests, liens, claims, preemptive rights, imperfections of title, conditions or restrictions of any nature, or other encumbrances, or restrictions on voting or transfer ("ENCUMBRANCES"), other than restrictions imposed by Federal or state securities laws.

     SECTION 1.2 PURCHASE PRICE. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall deliver to Seller a stock certificate for Three Hundred and Three Thousand, Nine Hundred and Forty-Three (303,943) shares of Purchaser's non-voting Series B common stock, (the "PURCHASER'S SHARES") and pay Seller Ten Million Dollars ($10,000,000) in cash (the "CLOSING PURCHASE PRICE"). The term "PURCHASE PRICE" as used herein shall mean and include the Closing Purchase Price, Purchaser's Shares and any Earnout Payments due on the terms and in the amounts set forth in SECTION 1.4.

     SECTION 1.3 CLOSING. The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held on or before November 15, 1999 at the offices of Morrison & Foerster LLP, Twelfth Floor, 19900 MacArthur Boulevard, Irvine, California 92612-2445, at 10:00 a.m. Pacific Time or such other place, time or date on which Seller and Purchaser may mutually agree in writing (the date on which the Closing takes place being the "CLOSING DATE"), and effective as of 12:01 a.m. on the Closing Date.

     (a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, and (ii) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof.

     (b) At the Closing, Purchaser shall deliver to Seller (i) the Closing Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller, (ii) stock certificates evidencing the Purchaser's Shares, and (iii) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by Article 8 hereof.

     SECTION 1.4 EARNOUT PAYMENTS.

     (a) As additional consideration for the purchase of the Shares (collectively, the "EARNOUT PAYMENTS"), Purchaser shall pay Seller within one hundred five (105) days first business day thereafter, subject to SECTION 1.4(c) and 1.4(d) hereof, a payment calculated as follows:

          (i) For the twelve (12) month period beginning on the first day of the first full month following the Closing Date, the Earnout Payment shall be equal to an amount determined as follows: Revenue (as defined below) for such period shall be determined. The Earnout Payment shall equal the amount that appears in Column B below opposite the applicable Revenue amount in Column A below.

          (ii) If the Earnout Payment under SECTION 1.4(a)(i) is less than One Million Two Hundred and Fifty Thousand Dollars ($1,250,000), then at the end of the eighteen (18) month period beginning on the first day of the first full month following the Closing Date, the Earnout Payment shall be equal to an amount determined as follows: Revenue for the twelve (12) month period ending on the last day of such eighteen (18) month period shall be determined. If the amount so determined is in excess of the amount determined at the end of the twelve (12) month period in SECTION 1.4(a)(i), then the Earnout Payment shall be an amount equal to the amount that appears in Column B below opposite the applicable Revenue amount in Column A below, less any amounts paid or payable as an Earnout Payment at the end of the twelve (12) month period under SECTION 1.4(a)(i) above.


     "REVENUE" means revenue accrued by HSI in accordance with GAAP for service dates occurring during the applicable period from all clients with outstanding client agreements in existence at Closing, PLUS revenue accrued from all potential new HSI clients identified by Seller on SECTION 1.4 of the Disclosure Schedule (as defined herein) which clients execute and deliver client agreements that have effective dates within ninety (90) days of Closing; such aggregate amount shall be rounded up or down, as the case may be, to the nearest One Hundred Thousand Dollars ($100,000). Current or future clients common to both HSI and Purchaser will be separately tracked and the HSI portion included in Revenue. Revenue does not include any new business revenue generated by Purchaser under any cross-access agreement between HSI and Purchaser or any of its subsidiaries. Revenue shall be determined by Purchaser ninety (90) days after the last day of the applicable measurement period, such that retroactive adjustments to accrued revenue can be taken into account. "GAAP" shall mean generally accepted accounting principles consistently applied.


                  Column A                            Column B
        ------------------------------              ---------------
        If the Revenue for the Earnout
        Payment measurement period is:              Earnout Amount:
        ------------------------------              ---------------
                $13,500,000                           $1,250,000
                $13,400,000                           $1,050,000
                $13,300,000                            $850,000
                $13,200,000                            $600,000
                $13,100,000                            $400,000
                $13,000,000                            $300,000
                $12,900,000                            $200,000
                $12,800,000                               $0



     (b) In no event shall the total of all Earnout Payments under SECTION 1.4(a) exceed One Million Two Hundred and Fifty Thousand Dollars ($1,250,000).

     (c) In the event that Seller disputes the amount of Revenue calculated by Purchaser for either measurement period, Seller shall provide written notice ("Notice") to Purchaser within thirty (30) days of receipt by Seller of the applicable Earnout Payment (or receipt by Seller of notice from Purchaser stating that no Earnout Payment was due for such period). The Notice shall specify Seller's reasons for disputing Purchaser's Revenue calculation and provide an estimate that Seller believes is the correct amount of Revenue. After receipt of the Notice, Purchaser shall make available to Seller copies of the documentation used by Purchaser to calculate Revenue. Such information shall be kept confidential by Seller and shall be used by Seller only with respect to calculating Revenue and not for any other purpose. Seller and Purchaser agree that Seller and Purchaser will meet within forty-five (45) days of receipt of the Notice and use good faith efforts to resolve the dispute. If Purchaser and Seller have not resolved the dispute regarding the calculation of Revenue within thirty (30) days of the meeting specified above, Purchaser and Seller agree that the dispute regarding the calculation of Revenue shall be settled by arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In arbitration proceedings under this paragraph, the arbitrator, in rendering its decision, shall follow the substantive laws that would otherwise be applicable and shall state the basis of its decision. The arbitration of any dispute pursuant to this paragraph shall be held in the city of Long Beach, California (or in such other location as Purchaser and Seller may agree).

     (d) Purchaser shall withhold payment of any applicable Earnout Payment for a period of twenty-one (21) months (the "HOLDBACK PERIOD") from the first full day of the first full month following the Closing Date, as a contingency for any potential losses and applicable offset in connection with any claims or potential claims made by Thomas H. Stateman ("STATEMAN") regarding amounts due pursuant to that certain Stock Purchase Agreement by and among Champion Financial Corporation, HSI and Stateman dated as of December 8, 1997 (the "STATEMAN PURCHASE AGREEMENT"), or the note payable to Thomas S. Stateman issued in connection with the Stateman Purchase Agreement (the "Stateman Note"); PROVIDED, HOWEVER, that the Holdback Period shall be extended as follows: if any suit, action or proceeding remains pending upon expiration of such twenty-one
(21) month period with respect to the amounts due under the Stateman Purchase Agreement or Stateman Note, then the Holdback Period shall remain in effect until there is a Final Resolution (as defined below) of any such suit, action or proceeding.

     "Final Resolution" shall mean (i) any final judgment, including the exhaustion of all avenues of appeal or the lapse of the relevant period of time pursuant to which an appeal may be sought, entered by a court of law with appropriate jurisdiction which judgment shall finally resolve a dispute over the amounts due under the Stateman Purchase Agreement and Stateman Note, such that any further claims by Stateman with respect to amounts due under the Stateman Purchase Agreement and Stateman Note would be barred by principles of RES JUDICATA; or (ii) any settlement or release entered into and binding upon Stateman, which releases or settles any claim or potential claim by Stateman with respect to amounts due under the Stateman Purchase Agreement and Stateman Note.

     SECTION 1.5 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Shares under this Agreement will be borne and paid by Seller and Seller shall promptly reimburse Purchaser for any such tax, fee or duty which Purchaser is required to pay under applicable law. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Purchaser's Shares under this Agreement will be borne and paid by Purchaser and Purchaser shall promptly reimburse Seller for any tax, fee or duty which Seller is required to pay under applicable law.

     SECTION 1.6 FURTHER ASSURANCES. From time to time after the Closing, Seller, at the request of Purchaser, and Purchaser, at the request of Seller, shall without further consideration execute and deliver further instruments of transfer and assignment and take such other action as the requesting party may reasonably require to more effectively transfer and assign to, and vest in, Purchaser the Shares, and Seller the Purchaser's Shares, to be sold hereunder and all rights thereto, respectively, and to fully implement the provisions of this Agreement.

     SECTION 1.7 STOCKHOLDER DISTRIBUTIONS. HSI has not, since June 30, 1999, and shall not, from June 30, 1999 through the Closing, (a) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock, (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of capital stock or other securities of any of its subsidiaries, or (c) pay any principal or interest on any debts owed by HSI to Seller.

     SECTION 1.8 LOCK-UP AGREEMENT. In connection with any public offering of securities by Purchaser, Seller shall, and shall cause its successors or assigns to, execute a lock-up agreement in substantially the form entered into by the directors, officers and major stockholders of Purchaser to restrict the sale by Seller of the Purchaser's Shares for a period of one hundred eighty (180) days from the effective date of a registration statement of Purchaser filed under the Securities Act. The provisions of this Section 1.8 shall be effective for as long as Seller owns any portion of the Purchaser's Shares.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and HSI, jointly and severally, represent and warrant to Purchaser as follows:

     SECTION 2.1 ORGANIZATION. Each of Seller and HSI is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. HSI is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary. Seller has made available to Purchaser a complete and correct copy of the articles of incorporation and bylaws of HSI, as currently in effect.

     SECTION 2.2 CAPITALIZATION. SECTION 2.2 of the disclosure schedule of Seller and HSI delivered to Purchaser on or before the date hereof (the "DISCLOSURE SCHEDULE") sets forth the authorized, issued and outstanding capital stock of HSI. The Shares constitute all of the issued and outstanding capital stock of HSI. All the outstanding shares of capital stock of HSI are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no existing (a) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating Seller or HSI to issue, transfer or sell any shares of capital stock or other equity interest in HSI or securities convertible into or exchangeable for such shares or equity interests; (b) contractual obligations of Seller or HSI to repurchase, redeem or otherwise acquire any capital stock of HSI or (c) voting trusts or similar agreements to which Seller or HSI is a party with respect to the voting of the capital stock of HSI.

     SECTION 2.3 OWNERSHIP OF STOCK. Except as set forth in SECTION 2.3 of the Disclosure Schedule, the Shares are owned by Seller free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws. Upon the consummation of the transactions contemplated hereby, Purchaser will acquire title to the Shares free and clear of all Encumbrances, other than restrictions imposed by Federal and state securities laws.

     SECTION 2.4 AUTHORIZATION; VALIDITY OF AGREEMENT. Each of Seller and HSI has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller and HSI of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly authorized by their respective Boards of Directors, and except for the adoption of this Agreement by the requisite votes of the respective stockholders of Seller and HSI, no other corporate action on the part of Seller and HSI is necessary to authorize the execution and delivery by Seller and HSI of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and HSI and, assuming due and valid authorization, execution and delivery hereof by Purchaser, this Agreement constitutes a valid and binding obligation of Seller and HSI, enforceable against Seller and HSI in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally and; (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
SECTION 2.5 of the Disclosure Schedule, neither the execution, delivery nor performance of this Agreement by Seller and HSI nor the consummation by Seller and HSI of the transactions contemplated hereby will (a) violate any provision of the certificate or articles of incorporation or bylaws of Seller or HSI; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which HSI is a party or by which HSI or any of its properties or assets may be bound (each, an "HSI CONTRACT"); (d) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Seller, HSI or any of their properties or assets, or (e) except for those filings required pursuant to applicable state and federal securities laws, require on the part of Seller or HSI any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency ("GOVERNMENT ENTITY").

     SECTION 2.6 FINANCIAL STATEMENTS. Seller has delivered to Purchaser (a) the unaudited balance sheets and related unaudited statements of income of HSI at and for each of the years ending March 31, 1998 and March 31, 1999 and (b) the unaudited balance sheets and related statements of income of HSI at and for the three (3) month period ended June 30, 1999 (collectively, the "FINANCIAL STATEMENTS"). The balance sheets included in the Financial Statements present fairly, in all material respects, the financial position of HSI as of the respective dates thereof, and the related statements of income included in the Financial Statements present fairly, in all material respects, the results of operations of HSI for the respective period or as of the respective dates set forth therein, in each case in accordance with GAAP, consistently applied for all periods presented except for the absence of footnote disclosures, statements of changes in stockholders' equity, and report of independent accountants each of which is required under GAAP; and, provided, however, that the liability relating to the Stateman Note reported on the Financial Statements is a liability of Seller rather than HSI, and appropriate actions have been taken by Seller to remove such liability from HSI's balance sheet and to report same solely as a liability of Seller.

     SECTION 2.7 NO UNDISCLOSED LIABILITIES.

     (a) Except as set forth in SECTION 2.7 of the Disclosure Schedule and except (a) for liabilities and obligations incurred in the Ordinary Course of Business (as hereinafter defined) after June 30, 1999, (b) for liabilities and obligations disclosed in or covered by the Financial Statements, and (c) for liabilities and obligations incurred in connection with the transactions contemplated hereby or otherwise as contemplated by this Agreement, since June 30, 1999, neither Seller nor HSI has incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of HSI, prepared in accordance with GAAP as applied in preparing the unaudited balance sheets of HSI as included in the Financial Statements. Action taken by or on behalf of HSI shall not be deemed to have been taken in the "ORDINARY COURSE OF BUSINESS" unless such action is: (a) recurring in nature, consistent with HSI's past practices and taken in the ordinary course of HSI's normal day-to-day operations, as such practices and operations have been conducted since December 12, 1997; (b) taken in good faith in accordance with sound and prudent business practices; and (c) not required to be authorized by HSI's stockholders, HSI's board of directors or any committee of HSI's board of directors, and does not require any other separate or special authorization of any nature.

     SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in SECTION 2.8 of the Disclosure Schedule, since June 30, 1999, HSI has not (a) suffered any change or changes constituting, in the aggregate, a Material Adverse Effect (as hereinafter defined) and to Seller and HSI's Knowledge (as defined in Section 10.1), no event has occurred that is reasonably likely to have a Material Adverse Effect; (b) suffered any loss, damage or destruction to, or any interruption in the use of any of HSI's assets (whether or not covered by insurance) that would constitute a Material Adverse Effect; (c) amended its articles of incorporation or bylaws; (d) split, combined or reclassified the Shares; (e) declared or set aside or paid any dividend or other distribution with respect to the Shares, (f) changed its accounting principles, practices or methods, except as required by GAAP or applicable law; (g) made any capital expenditure in excess of Twenty Thousand Dollars ($20,000); (h) written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness; (i) pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance; (j) entered into any transaction outside the Ordinary Course of Business; (k) incurred, assumed or otherwise become subject to any liability or obligation, other than in the Ordinary Course of Business; (l) waived or released any material right; (m) approved any material increase, direct or indirect, or other material change in the compensation paid or payable to any officer, director, employee, independent contractor or agent of HSI, or established or created any employment, deferred compensation or severance agreement or employee benefit plan or amended any of the foregoing; (n) suffered any material loss of personnel, authorized any change in the terms and conditions of the employment of senior members of management of HSI or incurred any labor trouble; (o) made any arrangements relating to any royalty, dividend or similar payment entered into by HSI based on the sales volume of HSI (other than sales commission arrangements), other than in the Ordinary Course of Business; (p) entered into any material agreement with respect to the endorsement of products or services, other than in the Ordinary Course of Business; (q) revalued any of its material assets; (r) amended or terminated of any Material Agreement (as defined in SECTION 2.16); or (s) agreed, committed or offered, and has not attempted, to take any of the actions referred to in clauses (a) through (r).

     As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse change in, or material adverse effect on, the business, financial condition, prospects or operations of a Person (as hereinafter defined), taken as a whole; PROVIDED, HOWEVER, that any adverse effect on a Person resulting from the execution of this Agreement, the announcement of this Agreement and the transactions contemplated hereby shall be excluded from the determination of Material Adverse Effect. "PERSON" means a natural person or any partnership, limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity or any other entity.


     SECTION 2.9 EMPLOYEE BENEFIT PLANS; ERISA.

     (a) All "EMPLOYEE BENEFIT PLANS" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended (the "CODE"), and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, life insurance, group insurance, or fringe benefit plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract, or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten, funded or unfunded), and any trust, escrow or other agreement related thereto, that are maintained or contributed to by HSI, have been maintained or contributed to in the last six (6) years by HSI, or with respect to which HSI has incurred or could incur any liability (each, an "EMPLOYEE PLAN") are, to the Knowledge of Seller or HSI, set forth in SECTION
2.9 of the Disclosure Schedule.

     (b) With respect to the Employee Plans listed in SECTION 2.9 of the Disclosure Schedule, HSI has made available to Purchaser true, accurate and complete copies of (i) the documents comprising each such Employee Plan (or, with respect to each such Employee Plan which is unwritten, a detailed written description of the material terms of such Employee Plan), (ii) all trust agreements, insurance contracts or any other funding instruments related to such Employee Plans, (iii) all rulings, determination letters, no-action letters or advisory opinions from any government agency that pertain to any such Employee Plan and any open requests therefor, (iv) the most recent actuarial and financial reports (audited and unaudited) and the annual reports filed with any government agency with respect to each such Employee Plan during the current year and each of the three (3) preceding years, (v) all collective bargaining agreements pursuant to which contributions are being or have been made or obligations incurred (including both pension and welfare benefits) with respect to any such Employee Plan, (vi) all registration statements filed with respect to any such Employee Plan, (vii) all contracts that relate to any such Employee Plan, and (viii) all summary plan descriptions and all other written communications regarding each such Employee Plan generally distributed to participants and beneficiaries.

     (c) Full payment has been made of all amounts which are required under the terms of each Employee Plan to be paid as contributions or premiums on or before their due dates.

     (d) No Employee Plan is a multiemployer plan (within the meaning of Section 3 (37) or 4001(a)(3) of ERISA) or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which HSI could incur liability under Section 4063 or 4064 of ERISA. No Employee Plan is subject to Title IV of ERISA.

     (e) HSI does not have any liability, nor does it have any Knowledge of any facts or circumstances that might give rise to any liability, and the transactions contemplated by this Agreement will not result in any liability:
(i) for the termination of or withdrawal from any Employee Plan under Sections 4062, 4063 or 4064 of ERISA; (ii) for any lien imposed under Sections 302(f) of ERISA or Section 412(n) of the Code; (iii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code; (iv) for any excise tax imposed by Section 4971, 4972, 4980 or 4980B of the Code; (v) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code; or (vi) for withdrawal from any multi-employer plan under Section 4201 of ERISA.

     (f) Except as disclosed on SECTION 2.9 of the Disclosure Schedule, HSI has complied with the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") with respect to all current employees and former employees and other "QUALIFIED BENEFICIARIES" (as defined in Code Section 4980B(g)(1) and ERISA Section 607(3)). All Employee Plans that are "GROUP HEALTH PLANS," as defined in Section 5000(b) of the Code, have been operated in conformance with the Medicare as Secondary Payer provisions of the Social Security Act, and no Person is subject to liability under Section 5000(a) of the Code with respect to any such Employee Plan.

     (g) The form of all Employee Plans is in compliance with the applicable terms of ERISA, the Code and all other applicable laws, and such Employee Plans have been operated in compliance with such laws and the written Employee Plan documents.

     (h) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS"), and HSI and Seller have no Knowledge of any circumstances which will or could result in revocation of any such favorable determination letter. Each trust created under any Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA) has been determined to be exempt from taxation under Section 501(a) of the Code, and HSI and Seller are not aware of any circumstance which will or could result in a revocation of such exemption. Each Employee Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that utilizes a funding vehicle described in
Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or that the plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to the particular type of plan. With respect to each Employee Plan, no event has occurred which will or could give rise to a loss of any intended tax consequence or to any tax under Section 511 of the Code.

     (i) There is no material pending or, to HSI's and Seller's Knowledge, threatened legal or administrative proceeding relating to any Employee Plan other than routine claims for benefits, nor is there any basis for any such proceeding. Neither HSI nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject HSI or Purchaser to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(l) of ERISA or a violation of Section 406 of ERISA. The transactions contemplated by this Agreement will not result in the potential assessment of a tax or penalty under Section 4975 of the Code or Section 502(l) of ERISA nor result in a violation of Section 406 of ERISA.

     (j) Except as set forth in SECTION 2.9 of the Disclosure Schedule, Seller has maintained workers' compensation coverage on behalf of HSI as required by applicable state law through purchase of insurance and not by self-insurance or otherwise.

     (k) Except as required by law, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation due to any employee, officer, former employee or former officer of HSI. There are no contracts or arrangements providing for payments that could subject any Person to liability for tax under Section 4999 of the Code.

     (l) Except for the continuation coverage requirements of COBRA, the requirements of other applicable law, or benefits, the full cost of which is borne by the current or former employee (or his or her beneficiary), HSI has no obligations or potential liability for medical expenses incurred by employees following termination of employment or retirement under any of the Employee Plans.

     (m) None of the transactions contemplated by this Agreement will result in an amendment, modification or termination of any of the Employee Plans. No written or oral representations have been made to any employee or former employee of HSI promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the Closing (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of HSI concerning the employee benefits of Purchaser.

     (n) No trade or business, whether or not incorporated, which would be treated as a single employer with HSI under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code (a "MEMBER OF THE CONTROLLED GROUP") maintains or contributes to, or within the past six years has maintained or contributed to (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or (ii) a plan that is subject to Title IV of ERISA. No Member of the Controlled Group has any liability, nor have facts or circumstances occurred that might give rise to any liability: (i) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code; (ii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code; (iii) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code; or (iv) for withdrawal from any multiemployer plan under Section 4201 of ERISA.

     SECTION 2.10 MAJOR CUSTOMERS. SECTION 2.10 of the Disclosure Schedule accurately identifies each such customer or other Person that accounted for more than Fifty Thousand Dollars ($50,000) of the gross revenues of HSI during HSI's fiscal year ending March 31, 1999. Except as set forth in SECTION 2.10 of the Disclosure Schedule, neither Seller nor HSI has received any written notice or other communication and neither Seller nor HSI has Knowledge indicating that any customer of HSI or other Person described in SECTION 2.10 of the Disclosure
Schedule is reasonably likely to cease dealing with HSI, to change the applicable payment methodology such that HSI revenues received from such customer are reduced, or is reasonably likely to otherwise reduce the volume of business transacted by such customer or other Persons or entity with HSI below the levels set forth in SECTION 2.10 of the Disclosure Schedule.

     SECTION 2.11 LITIGATION.

     (a) Except as set forth in SECTION 2.11 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Knowledge of Seller or HSI, threatened, involving HSI, by or before any Government Entity or by any third party. There is no action, suit, proceeding or investigation which HSI or Seller on behalf of HSI currently intends to initiate.

     (b) Except as set forth in SECTION 2.11 of the Disclosure Schedule, HSI is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Seller or HSI, continuing investigation by, any Government Entity, or any judgment, order, writ, injunction, decree, or award of any Government Entity, court, or arbitrator, including, without limitation, cease-and-desist or other orders.

     SECTION 2.12 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.

     (a) Except as set forth in SECTION 2.12 of the Disclosure Schedule, HSI is not, nor has Seller or HSI received written notice or any similar communication alleging that HSI may be, in default or violation of any term, condition or provision of (i) its articles of incorporation or bylaws; (ii) any of the Material Agreements (as defined in SECTION 2.16(a)); or (iii) any statute, law, ordinance, rule, regulation, judgment, decree, order, arbitration award or material licenses, permits, consents, approvals and authorizations of a Government Entity (collectively "PERMITS") applicable to HSI including, without limitation, laws, rules and regulations relating to the environment, managed care and insurance, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity, and race, religious or sex discrimination, excluding from the foregoing clauses (ii) and (iii) defaults or violations which become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged and in which HSI is not currently engaged or as a result of any acts or omissions by, or the status of any facts pertaining primarily to, Purchaser or its agents. Neither Seller nor HSI has received any written notice since December 12, 1997 from any federal or state regulatory authority alleging any violation described in clause (iii) or directing Seller or HSI to take any remedial action in regard to HSI with respect to such law, ordinance or regulation, except for any such notices where HSI and Seller have conclusively resolved and settled all of the issues raised by such notice with the Person issuing the notice, HSI and Seller have paid any liability, fine or assessment resulting from such resolution or settlement and no additional action is required by Seller or HSI with respect to any items arising from such notice.

     (b) HSI has all Permits necessary to conduct its business in the manner and in the areas in which it is presently being conducted, and all such Permits are valid and in full force and effect.

     SECTION 2.13 TAXES.

     (a) HSI has (i) timely filed all Tax Returns (as hereinafter defined) required to be filed by it, and all such Tax Returns were true, correct and complete in all material respects when filed and (ii) paid or accrued (in accordance with GAAP) all Taxes (as hereinafter defined) whether or not shown to be due on such Tax Returns other than such Taxes that are being contested in good faith by HSI;

     (b) Except as set forth on Section 2.13 of the Disclosure Schedule, neither Seller nor HSI has received written notice of any ongoing federal, state, local or foreign audits or examinations of any Tax Return of HSI;

     (c) there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against HSI;

     (d) HSI is not a party to any agreement providing for the allocation or sharing of Taxes, except with Seller and its Affiliates (as defined below);

     (e) there are no material statutory liens for Taxes upon the assets of HSI which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for Taxes that are being contested in good faith and which are set forth on SECTION 2.13 of the Disclosure Schedule;

     (f) the provisions for Taxes on the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid federal, state, county and local Taxes of any nature, and any applicable Taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of such date; and

     (g) all Taxes and other assessments and levies which HSI was or is required to withhold or collect have been withheld and collected and have been or will be paid over to the proper governmental authorities.

     "AFFILIATE(S)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act of 1934, as amended.

     "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with out respect to, any such Taxes, charges, fees, levies or other assessments.

     "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     SECTION 2.14 PROPERTIES. HSI does not own any real property. Except as set forth in SECTION 2.14 of the Disclosure Schedule, HSI has good, valid and (if applicable) marketable title to or valid leasehold interests in all assets material to its business (except for Intellectual Property, as defined in SECTION 2.15) and to those assets reflected on the Financial Statements (except for assets disposed of, cash used and accounts receivable collected or written down in ordinary course since March 31, 1999), free and clear of Encumbrances, other than liens for taxes not yet delinquent, liens imposed by law for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, liens in respect of pledges or deposits under workers' compensation laws or similar legislation, purchase money security interests given in connection with the acquisition of assets and minor liens and encumbrances that do not materially detract from the value of the assets subject thereto or materially impair the operations of HSI. All equipment included in such assets which is necessary to the business of HSI is in good condition and repair (ordinary wear and tear excepted) and all leases of real or personal property to which HSI is a party are fully effective and afford HSI peaceful and undisturbed possession of the property subject to the lease. The property and assets of HSI are sufficient for the conduct of its business as presently conducted. To the Knowledge of Seller and HSI, HSI is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has HSI received any notice of any such violation. There are no defaults by HSI or, to the Knowledge of Seller and HSI, by any other party under any lease of real or personal property which might curtail in any material respect the present use by HSI of its respective properties.

     SECTION 2.15 INTELLECTUAL PROPERTY. Except as set forth in SECTION 2.15 of the Disclosure Schedule, there are no pending or threatened claims of which Seller or HSI has been given written notice, by any Person against HSI's use or ownership of any trademarks, trademark registrations, trade names, trade secrets, service marks, service names, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor, or other intellectual property ("INTELLECTUAL PROPERTY"). HSI has such rights, by license, lease or other agreement, with respect to the Intellectual Property used in HSI's business as currently conducted (collectively, the "HSI INTELLECTUAL PROPERTY") as are necessary to permit HSI to conduct its business as currently conducted, except where the failure to have such rights, individually or in the aggregate, would not have a Material Adverse Effect. HSI has not received any notice or other communication (in writing or otherwise) of and no inquiry by Seller or HSI has revealed any actual, alleged, possible or potential infringement of any HSI Intellectual Property owned or used by any other Person.


SECTION 2.16 CONTRACTS.

     (a) Seller has delivered or made available to Purchaser copies of all written Material Agreements, each of which is listed on SECTION 2.16 of the Disclosure Schedule. Each Material Agreement is in full force and effect and is valid and enforceable by HSI in accordance with its terms. To the Knowledge of Seller or HSI, no other Person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement. As used in this Agreement, "MATERIAL AGREEMENT(S)" shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding to which HSI is a party or to which HSI or any of its respective properties is subject that (i) obligates HSI to pay an amount in excess of Fifty Thousand Dollars ($50,000) in any twelve (12) month period beginning after December 31, 1998; (ii) provides for the extension of credit to an unaffiliated third party in an amount greater than Fifty Thousand Dollars ($50,000); (iii) provides for a guaranty by HSI of obligations of others in excess of Fifty Thousand Dollars ($50,000); (iv) constitutes an employment agreement, consulting agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty; (v) expressly limits, in any material respect, the ability of HSI to engage in any business, compete with any Person or expand the nature or geographic scope of its business; (vi) pursuant to which HSI is entitled to receive an amount in excess of Fifty Thousand Dollars ($50,000) in any twelve month period beginning after December 31, 1998;
(vii) pursuant to which HSI leases real property; or (viii) constitutes a contract between HSI and any healthcare provider; PROVIDED, HOWEVER, that any such contract shall be deemed a Material Agreement only if (1) in the case of a hospital, the dollar volume of medical claims processed during the twelve month period ended August 31, 1999 exceeded $1,796,110 and (2) in the case of a physician, the number of medical claims processed during the twelve month period ended August 31, 1999 exceed Two Thousand (2,000).

     (b) Seller has provided Purchaser with a copy of each of its current form agreements for participating providers and contracted customers, as applicable.

     SECTION 2.17 LABOR MATTERS. HSI is neither a party to, nor bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor or organization and there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Seller or HSI, threatened against Seller or HSI relating to HSI. HSI is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Except as set forth in
SECTION 2.17 of the Disclosure Schedule, upon termination of employment of any of said employees, no severance or other payments will become due. Except as set forth in SECTION 2.17, of the Disclosure Schedule, HSI does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment or services. HSI is and heretofore has been in compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices. There are no grievances, complaints or charges that have been filed under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement).

     SECTION 2.18 ENVIRONMENTAL MATTERS. HSI is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by HSI or, to the Knowledge of Seller or HSI, by any other Person on any property leased or used by HSI. For the purposes of the preceding sentence, "HAZARDOUS MATERIALS" shall mean (a) materials which are listed or otherwise defined as "HAZARDOUS" or "TOXIC" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials. To the Knowledge of Seller or HSI, no site operated or leased by HSI contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

     SECTION 2.19 SUBSIDIARIES. HSI does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. Except as set forth in SECTION 2.19 of the Disclosure Schedule, HSI is not a participant in any joint venture, partnership or similar agreement.

     SECTION 2.20 BROKER OR FINDERS. Seller represents, as to Seller and HSI, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     SECTION 2.21 YEAR 2000. Attached to SECTION 2.21 of the Disclosure Schedule is a disclosure letter by HSI detailing its Year 2000 Compliance (as defined below) status. Seller and HSI represent and warrant that all of the statements in such letter are true, correct and complete in all material respects.

     "Year 2000 Compliance" or "Year 2000 Compliant" as used in this Agreement and in the disclosure letter referred to in the paragraph above shall mean with respect to any computer software or other microprocessor dependent equipment:
(i) the functions, calculations, and other computing processes of the equipment or software perform in a consistent and correct manner without interruption regardless of the date on which the processes are actually performed, whether before, on, or after January 1, 2000; (ii) the equipment or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the equipment or software accepts, stores, displays and responds to date information in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; and (iv) leap years will be determined by the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

     SECTION 2.22 PERFORMANCE OF SERVICES.

     (a) To the Knowledge of Seller and HSI, except as set forth in SECTION 2.22 of the Disclosure Schedule, HSI will not incur or otherwise become subject to any Liability (as defined below) arising directly or indirectly from any services performed by or on behalf of, HSI on or at any time prior to the Closing Date. "LIABILITY" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     (b) Since December 12, 1997, no customer or other Person has asserted or, to the Knowledge of Seller or HSI, threatened to assert, any material claim against HSI (i) under or based upon any warranty provided by or on behalf of HSI, or (ii) under or based upon any other warranty relating to any services provided by or on behalf of HSI. To the Knowledge of Seller and HSI, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim, against either HSI or Purchaser.

     SECTION 2.23 INSURANCE.

     (a) SECTION 2.23(a) of the Disclosure Schedule sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, HSI:

          (i) the name of the insurance carrier that issued such policy and the policy number of such policy;

          (ii) whether such policy is a "CLAIMS MADE" or an "OCCURRENCES" policy; and

          (iii) the per incident and aggregate policy coverage limit.

     SECTION 2.23(a) of the Disclosure Schedule also identifies (A) each pending application for insurance that has been submitted by or on behalf of HSI, and
(B) each self-insurance or risk-sharing arrangement affecting HSI or any of its assets. Seller and HSI have delivered to Purchaser accurate and complete copies of all of the insurance policies identified in SECTION 2.23(a) of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and all of the pending applications identified in SECTION 2.23(a) of the Disclosure Schedule.

     (b) Each of the policies identified in SECTION 2.23(a) of the Disclosure
Schedule is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure HSI's business, assets, operations, key employees, services and potential liabilities, including professional liability.

     (c) There is no pending claim under or based upon any of the policies identified in SECTION 2.23(a) of the Disclosure Schedule, and to the Knowledge of Seller or HSI, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     (d) Neither Seller nor HSI has received:

          (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Section 2.23(a) of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

          (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in
     SECTION 2.23(a) of the Disclosure Schedule; or

          (iii) any indication that the issuer of any of the policies identified in SECTION 2.23(a) of the Disclosure Schedule may be unwilling or unable to perform any of its obligations thereunder.

     SECTION 2.24 RELATED PARTY TRANSACTIONS.

     (a) Except as set forth in SECTION 2.24 of the Disclosure Schedule, since December 12, 1997, no Related Party (as defined below) has (i) entered into, or has had any direct or indirect financial interest in, any HSI Contract, transaction or business dealing of any nature involving HSI, (ii) had any direct or indirect interest of any nature in any amount and in or otherwise relating to HSI, or (iii) been indebted to HSI.

     (b) Except as set forth in SECTION 2.24 of the Disclosure Schedule, since December 12, 1997, no Related Party (or any employee of, consultant to or other Representative (as defined below) of a Related Party) provides, or has provided, any materials, services or support to HSI, whether or not for compensation.

     (c) Except as set forth in SECTION 2.24 of the Disclosure Schedule, since December 12, 1997, no Related Party presently acquires, or has acquired, any materials, services or support from HSI, whether or not for compensation.

     (d) Except as set forth in SECTION 2.24 of the Disclosure Schedule, no Related Party has any claim or right against HSI. No event has occurred, and to the Knowledge of Seller or HSI, no condition or circumstance exists, that would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against HSI.

     (e) A "RELATED PARTY" means any stockholder of Seller or HSI, any person who is or has been a director or officer of HSI or Seller, any member of the family of any such individual, or any entity that is an Affiliate of any one of the foregoing.

     (f) "REPRESENTATIVES" of a specified party shall mean officers, directors, employees, attorneys, accountants, advisors and other representatives of such party, including, without limitation, in the case of Seller, all subsidiaries of Seller and all such Persons with respect to such subsidiaries.

     SECTION 2.25 HEALTHCARE MATTERS. HSI has not entered into any provider or other agreement with the Health Care Financing Administration ("HCFA"), Medicare, CHAMPUS, TRICARE, any Medicaid agency or any other Government Entity. HSI has not entered into any agreement, has not provided any network of providers or particular provider to any Person that (a) provides services to Medicare or Medicaid beneficiaries through managed care plans or health maintenance organizations contracting with HCFA or Medicare including MediChoice+ Plan or (b) provides services to any person whose health benefits are paid by Medicare or any Medicaid agency as a secondary payor.

     SECTION 2.26 FULL DISCLOSURE.

     (a) None of this Agreement nor any schedule, exhibit or certificate delivered pursuant hereto contains or will contain any untrue statement of material fact, nor omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained herein and therein not materially misleading. To the extent such representations permit omission of items within the Knowledge of Seller or HSI which would otherwise be required to be discussed because they are not material or do not or would not have a Material Adverse Effect, such omissions in the aggregate will not and do not have a Material Adverse Effect on HSI or Purchaser.

     (b) There is no fact within the Knowledge of Seller or HSI that (i) is reasonably likely to have a Material Adverse Effect on HSI or on the ability of HSI to comply with or perform any covenant or obligation under this Agreement, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

     (c) All of the information set forth in the Disclosure Schedule, and all other information regarding HSI and its business, condition, assets, liabilities, operations, financial performance and net income that has been furnished to Purchaser or any of its Representatives by or on behalf of Seller or HSI or any of Seller's or HSI's Representatives, including copies of HSI Contracts, Material Agreements and other documents, is accurate and complete in all material respects.

     (d) Seller and HSI have provided Purchaser and Purchaser's Representatives with full and complete access to all of Seller's and HSI's records and other documents and data.

     SECTION 2.27 POWERS OF ATTORNEY. Seller and HSI have not given a power of attorney to any person with respect to the business, operations or assets of HSI.

     SECTION 2.28 SOLVENCY. Upon consummation of the Closing, after giving effect to the consummation of all of the transactions contemplated hereby, including without limitation receipt of the payments to be made to Seller as contemplated in this Agreement, Seller will not (a) be insolvent (either because its financial condition is such that that sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) have unreasonably small capital with which to engage in its business or (c) have incurred (and reasonably believes it will not incur) debts beyond its ability to pay as they become absolute and matured.

     SECTION 2.29 PURCHASE ENTIRELY FOR OWN ACCOUNT; ACCREDITED INVESTORS.

     (a) The Purchaser's Shares will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of Purchaser's Shares.

     (b) Seller understands that Purchaser's Shares are not registered under the Securities Act of 1933 (the "SECURITIES ACT") on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Purchaser's reliance on such exemption is predicated on Seller's representations set forth herein. Seller realizes that the basis for the exemption may not be present if, notwithstanding such representations, Seller has in mind merely acquiring Purchaser's Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Seller has no such intention.

     (c) Seller believes it has received all the information it considers necessary or appropriate for deciding whether to purchase Purchaser's Shares. Seller has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of the offering of Purchaser's Shares and the business, properties, prospects, and financial condition of Purchaser and to obtain additional information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Seller or to which Seller had access. The foregoing, however, does not limit or modify the representations and warranties of Purchaser in ARTICLE III of this Agreement or the right of the Seller to rely thereon.

     (d) Seller is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that Seller is able to fend for itself, can bear the economic risk of such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Purchaser's Shares. Seller has not been organized for the purpose of acquiring the Purchaser's Shares.

     (e) Seller is an accredited investor as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

     SECTION 2.30 DATE OF ACQUISITION OF HSI. Seller acquired all of the outstanding stock of HSI effective as of December 12, 1997.


     SECTION 2.31 CORPORATE NAME. Since December 12, 1997, HSI has not done or conducted business under, and currently is not conducting business under, any name or other corporate identity other than "HealthStar, Inc."

     SECTION 2.32 KNOWLEDGE OF INDIVIDUALS. The list of individuals in SECTION
10.1 of the Disclosure Schedule reflects best efforts by Seller and HSI to include in such list those current officers, directors or employees (collectively, the "Listed Individuals") that hold positions with Seller or HSI such that the Listed Individuals, in the aggregate, have access to information relating to, and responsibility for, the conduct and operation of HSI's business. To the extent any of the Listed Individuals were not employed with HSI prior to December 12, 1997, such Listed Individuals have made Reasonable Inquiry (as defined in SECTION 10.1) into the conduct and operation of HSI's business prior to such date.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller and HSI as follows:

     SECTION 3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect.

     SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to make all payments required to be made by Purchaser to Seller under this Agreement. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.3 CONSENT AND APPROVALS; NO VIOLATIONS. Neither the execution, delivery nor performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will (a) violate any provision of the certificate of incorporation or bylaws of Purchaser; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound; (c) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Purchaser or any of its properties or assets, or (d) except for those filings required pursuant to applicable state and federal securities laws, require on the part of Purchaser any filing or registration with, notification to, or authorization, consent or approval of any Government Entity.

     SECTION 3.4 ACQUISITION FOR INVESTMENT. The Shares will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     SECTION 3.5 BROKERS OR FINDERS. Purchaser represents, as to itself, its subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Agreement.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1 TAX MATTERS.

     (a) SELLER INDEMNIFICATION. Seller shall be liable for, and shall indemnify and hold Purchaser harmless against, all Taxes of HSI payable for any taxable year or taxable period ending on or before the Closing Date but only to the extent such Taxes exceed the amount of Taxes that have been reserved for in the Financial Statements. To appropriately apportion any income Taxes relating to any taxable year beginning before and ending after the Closing Date, the parties shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of HSI's books consistent with their past practices for reporting items, except that (i) exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis and (ii) all Taxes relating to actions outside the Ordinary Course of Business, occurring after the Closing, on the Closing Date shall be apportioned to the period ending after the Closing Date. To appropriately apportion any non-income Taxes relating to any taxable year beginning before and ending after the Closing Date, the parties shall apportion such non-income Taxes to the taxable period ending on or before the Closing Date as follows: (i) ad valorem Taxes (including, without limitation real and personal property taxes) shall be accrued on a daily basis over the period for which such Taxes are levied, or if it cannot be determined over the period such Taxes are being levied, over the fiscal period of the relevant taxing authority in each case irrespective of the lien or assessment date of such Taxes, (ii) all Taxes relating to actions outside the Ordinary Course of Business occurring after the Closing on the Closing Date shall be apportioned to the period ending after the Closing Date and (iii) franchise and other privilege Taxes not measured by income shall be accrued on a daily basis over the period to which the privilege relates.

     (b) PURCHASER AND HSI INDEMNIFICATION. Purchaser and HSI shall be liable for, and shall indemnify and hold Seller and any of its Affiliates harmless against, any and all Taxes imposed on HSI relating or apportioned to any taxable year or portion thereof ending after the Closing Date including, without limitation, all Taxes relating to actions outside the Ordinary Course of Business occurring after the Closing, on the Closing Date.

     (c) PREPARATION OF TAX RETURNS. Seller shall prepare and file, or cause to be filed, all Tax Returns (including amended Tax Returns) relating to HSI for any Tax period ending on or prior to the Closing Date; PROVIDED, HOWEVER, that HSI shall file all informational filings that relate to any tax period ending on or prior to the Closing Date but which do not become due until after the Closing Date.

     (d) REFUNDS OR CREDITS. Purchaser or HSI shall promptly pay to Seller any refunds or credits (including interest thereon) relating to Taxes for which Seller may be liable under SECTION 4.1(a) hereof. For purposes of this SECTION 4.1(d), the terms "REFUND" and "CREDIT" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset. Receipt of a refund shall occur upon the filing of a Tax Return or an adjustment therein using such reduction, overpayment or offset, or upon the receipt of cash. Upon the reasonable request of Seller, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; PROVIDED, HOWEVER, that Purchaser shall not be required to file such claims for refund to the extent such claims for refund would have a Material Adverse Effect in the future or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; PROVIDED, HOWEVER, Purchaser will not allow the amendment of any Tax Return relating to any Taxes for a period (or portion thereof) ending on or prior to the Closing Date or the carryback of an item to a period ending prior to Closing without Seller's consent, which consent shall not be unreasonably withheld.

     (e) MUTUAL COOPERATION. As soon as practicable, but in any event within fifteen (15) days after either Seller's or Purchaser's request, as the case may be, Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of HSI and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Seller, Purchaser or HSI to satisfy their accounting or Tax requirements. For a period of five (5) years from and after the Closing, Purchaser and Seller shall, and shall cause their Affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this SECTION 4.1(e). After such five (5) year period, Purchaser or Seller may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Seller shall give the other party the opportunity to take possession of such information, books and records.

     (f) CONSENT. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Seller is or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, promptly inform Seller within five (5) business days, and Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller may be liable under the Agreement. If Purchaser fails to provide such notice and such failure shall prejudice Seller's ability to defend such assessment, then Seller's obligation under SECTION 4.1(a) shall be null and void with regard to such assessment to the extent of such prejudice. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Seller may be liable under this Agreement.

     (g) SURVIVAL OF OBLIGATIONS. The obligations of the parties set forth in this SECTION 4.1 shall be unconditional and absolute, and shall remain in effect until thirty (30) days after the expiration of the applicable statute of limitations.

     SECTION 4.2 PUBLICITY. The initial press releases with respect to the execution of this Agreement shall be reasonably acceptable to Purchaser and Seller. For one (1) year after the date of this Agreement neither Purchaser nor Seller nor any of their respective Affiliates shall issue or cause the publication of any press release with respect to the transaction contemplated hereby or this Agreement without the prior agreement of the other party which agreement shall not be unreasonably withheld, except as may be required by law or by any listing agreement with a national securities exchange and except for any disclosure consistent with any other disclosure approved by the other party.

     SECTION 4.3 FURTHER ASSURANCES. Each party agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 4.4 USE OF NAMES. Purchaser shall cease using any and all trade names, trademarks, logos and trade dress belonging to Seller or its Affiliates in its literature, inventory, products, labels, packaging, supplies or other materials relating to HSI as soon as available supplies thereof are exhausted and in any event within ninety (90) days after the Closing Date. Purchaser shall relabel (by sticker or other reasonable method) its products, literature and other materials and supplies with its own trade name. Nothing contained in this
SECTION 4.4 shall diminish HSI's ownership of, and ability to freely use and exploit, any and all trade names, trademarks, logos and trade dress including, without limitation, those containing the words "HEALTHSTAR, INC." or "HSI" in its literature, products, labels, packaging, suppliers or other materials relating to HSI.

     SECTION 4.5 NON-COMPETITION. Seller, together with all of its Affiliates both now and in the future, shall not own, operate or manage, either directly or through any subsidiary or affiliated company, in the United States for a period of three (3) years from and after the Closing Date any business in which HealthStar, Inc. is engaged as of the Closing Date; PROVIDED, HOWEVER, that it is understood that Seller owns National Health Benefits and Casualty ("NHBC") and Seller's ownership of NHBC shall not constitute a violation of this Section 4.5.

     SECTION 4.6 NON-SOLICITATION. For a period of two (2) years from and after the Closing Date, Seller will not, either for itself or any other Person, (a) induce or attempt to induce any employee to leave the employ of Purchaser or any other entity controlled by, controlling or under common control with Purchaser,
(b) in any way interfere with the relationship between Purchaser (or any entity controlling, under common control with or controlled by Purchaser) and any employee of Purchaser (or such entity), (c) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Purchaser or any entity controlling, under common control with or controlled by Purchaser, or (d) induce or attempt to induce any customer, supplier, licensee, or business relation of Purchaser or any entity controlling, under common control with or controlled by Purchaser to cease doing business with Purchaser or such entity, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Purchaser or such entity.

     SECTION 4.7 RESTRICTIONS ON RESALE OF PURCHASER'S SHARES.

     (a) Seller understands that the Purchaser's Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Purchaser's Shares or an available exemption from registration under the Securities Act, the Purchaser's Shares must be held indefinitely. In particular, Seller understands that Purchaser's Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about Purchaser. Seller understands that such information is not now available and Purchaser has no present plans to make such information available.

     (b) Seller agrees not to make, without the prior written consent of the Purchaser, any public offering or sale of the Purchaser's Shares although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which Purchaser effects its initial registered public offering pursuant to the Securities Act or (ii) the date on which it becomes a registered company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or (iii) five (5) years after the Closing Date.

     SECTION 4.8 FINANCIAL STATEMENTS. As long as Seller owns all of the Purchaser's Shares, Purchaser shall provide Seller with unaudited annual and quarterly financial statements of Purchaser and HSI, which shall be delivered to Seller within forty-five (45) days after the end of the applicable quarter or seventy-five (75) days after year end, as the case may be, and will provide audited annual financial statements as they become available.

     SECTION 4.9 PROPRIETARY INFORMATION. Unless and until the Closing occurs, each party shall keep and retain in confidence and shall not use for any purpose other than to evaluate the transactions contemplated under this Agreement any and all of the confidential and proprietary information respecting the other parties set forth or referenced in the Disclosure Schedule or otherwise provided to the receiving party by the disclosing party in connection with or in anticipation of the Closing, irrespective of the form in which it is delivered or when delivered (the "PROPRIETARY INFORMATION"). The preceding requirement shall not apply to Proprietary Information that (a) a party was in the possession of, or was rightfully known by, the receiving party or its Representatives, without an obligation to maintain its confidentiality prior to receipt from the disclosing party or its Representatives, (b) is or becomes generally known to the public without violation of this Agreement, (c) is obtained by the receiving party or its Representatives in good faith from a third party having the right to disclose it without an obligation of confidentiality, or (d) is independently developed by the receiving party or its Representatives without the participation of individuals who have had access to the Proprietary Information. In the event the Agreement is terminated prior to Closing for any reason, the receiving party agrees to either return to the disclosing party all of the Proprietary Information subject to this SECTION 4.9 (including all copies) in its possession or under its control or to purge, shred or otherwise destroy all such Proprietary Information not returned, at the option of the disclosing party. The receiving party shall, and shall cause each of its Representatives to, keep and maintain all Proprietary Information subject to this SECTION 4.9 confidential in any case in which Closing does not occur and not avail itself of or use any of such Proprietary Information for its own benefit. The receiving party shall promptly certify its compliance with the foregoing in the event of any termination of the Agreement.


     SECTION 4.10 ACCESS TO INFORMATION. Purchaser shall from time to time prior to or following the Closing Date provide such access to the financial data and other relevant information of Purchaser as such may be reasonably requested by Seller or its Representatives in connection with the preparation of a valuation opinion regarding the Purchaser's Shares.

                                    ARTICLE V
                                 INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION BY SELLER. Subject to the limits set forth in this ARTICLE V, Seller agrees to indemnify, defend and hold Purchaser, HSI and their respective officers, directors, agents and Affiliates, harmless from and in respect of any and all losses, damages, Liability, costs and expenses (including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals) (collectively, "LOSSES"), arising directly or indirectly out of or directly or indirectly due to (a) any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Seller or HSI contained in this Agreement or the Disclosure Schedule or (b) any Indebtedness of HSI arising or outstanding on or prior to the Closing Date. "INDEBTEDNESS" shall mean any debt owed to any Person, contingent or otherwise, short term or long term, except for payroll obligations, accounts payable and similar obligations arising in the Ordinary Course of Business.

     SECTION 5.2 INDEMNIFICATION BY PURCHASER. Subject to the limits set forth in this ARTICLE V, Purchaser agrees to indemnify, defend and hold Seller, its officers, directors, agents and Affiliates, harmless from and in respect of any and all Losses that arising directly or indirectly out of or directly or indirectly due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement.

     SECTION 5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS ON INDEMNITY. The several representations and warranties of the parties contained in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Closing Date and will remain in full force and effect thereafter for a period of two (2) years from the Closing Date; PROVIDED, HOWEVER, that the representations and warranties contained in SECTIONs 2.1, 2.2 and 2.3 will remain in full force and effect for a period of five (5) years from the Closing Date; PROVIDED, FURTHER, that the representations and warranties contained in
SECTION 2.13 will remain in full force and effect for a period equal to the applicable statute of limitations; and PROVIDED, FURTHER, that such representations or warranties shall survive (if at all) beyond such period with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within such time period in accordance with ARTICLE V. Anything to the contrary contained herein notwithstanding, neither party shall be entitled to recover Losses from the other unless and until the total of all claims for Losses with respect to any inaccuracy or breach of any such representations or warranties or breach of any covenants, undertakings or other agreements, whether such claims are brought under this ARTICLE V or otherwise, exceeds One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate. If the total amount of such Losses exceeds One Hundred Fifty Thousand Dollars ($150,000.00), then the party entitled to recovery hereunder shall be entitled to recover the full amount of such Losses and not merely the portion of such damages exceeding One Hundred Fifty Thousand Dollars ($150,000.00); PROVIDED, HOWEVER, that no party shall be entitled to recover from the other more than the Purchase Price, except in the case of fraud or intentional misconduct; and PROVIDED, HOWEVER, that (i) Purchaser shall be entitled to recover any Losses directly or indirectly resulting from any inaccuracy of the representations and warranties contained in SECTIONS 2.2, 2.3, 2.13, 2.20 and the covenant in
SECTION 8.2(g) or resulting from any suit, proceeding or action relating to the Stateman Purchase Agreement or the Stateman Note and (ii) Seller shall be entitled to recover any Losses directly or indirectly resulting from any inaccuracy of the representation and warranty contained in SECTION 3.5, in each instance without regard to any threshold, deductible or limitation.

     SECTION 5.4 NOTICE AND OPPORTUNITY TO DEFEND. If an event occurs which a party asserts is an indemnifiable event pursuant to SECTION 5.1 or 5.2, the party seeking indemnification (the "INDEMNITEE") shall promptly notify the other party obligated to provide indemnification (the "INDEMNIFYING PARTY"). If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third Person, the Indemnitee will give such Indemnifying Party prompt written notice of such claim or the commencement of such action or proceeding; PROVIDED, HOWEVER, that the Indemnitee's failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. If any such action is brought against any Indemnitee and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, and the Indemnitee agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. The Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. In no event shall an Indemnifying Party be liable for any settlement effected by the Indemnitee without the consent of the Indemnifying Party, which will not be unreasonably withheld. In no event shall an Indemnifying Party effect any settlement without the consent of the Indemnitee, which will not be unreasonably withheld.

     SECTION 5.5 MITIGATION OF LOSS. Each Indemnitee is obligated to use reasonable efforts to mitigate to the fullest extent practicable the amount of any Loss for which it is entitled to seek indemnification hereunder.

     SECTION 5.6 SUBROGATION. Upon making any payment of Losses of the Indemnitee, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; PROVIDED, HOWEVER, that until the Indemnitee recovers full payment of its Loss, any and all claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     SECTION 5.7 TAX INDEMNIFICATION. None of the provisions of ARTICLE V, with the exception of SECTION 5.5, shall apply to the claims, obligations, liabilities, covenants and representations under SECTION 4.1, which shall be governed solely by the terms thereof.

     SECTION 5.8 EXCLUSIVE REMEDY. Following the Closing, the indemnification provided for in this ARTICLE V shall be the sole and exclusive remedy of the parties and their respective officers, directors, employees, affiliates, agents, Representatives, successors and assigns for any breach of or inaccuracy in any representation or warranty or any breach, nonfulfillment or default in the performance of any of the covenants or agreements contained in this Agreement (but not any such covenants or agreements to the extent they are by their terms to be performed after the Closing Date). The parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise, including, without limitation, under the Racketeer Influence and Corrupt Organizations Act of 1970, as amended), all of which the parties hereby waive; PROVIDED, HOWEVER, nothing herein is intended to waive any claims for fraud.

     SECTION 5.9 INVESTIGATION. The representations, warranties, covenants and obligations of the parties, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or the knowledge of, the other parties, any of the other Indemnitees or any of their Representatives.

     SECTION 5.10 SETOFF. In addition to any rights of setoff or other rights that Purchaser or any other Indemnitee may have at common law or otherwise, Purchaser shall have the right to set off any amount that may be owed to it by Seller under this ARTICLE V against any amount otherwise payable by Purchaser or any other Indemnitee to Seller, including, but not limited to any amount payable as an Earnout Payment.

                                   ARTICLE VI
                         PRE-CLOSING COVENANTS OF SELLER

     SECTION 6.1 ACCESS AND INVESTIGATION. Seller shall ensure that, at all times from the date hereof to and until the Closing Date (the "PRE-CLOSING PERIOD"):

     (a) Seller will provide Purchaser and its Representatives with free and complete access at reasonable times and with reasonable notice to HSI's premises and assets, and to all existing books, records, Tax Returns, work papers and other documents and information relating to HSI;

     (b) subject to standards and procedures reasonably acceptable to Seller, Seller and its Representatives will provide Purchaser and its Representatives the opportunity to meet with Seller's personnel and a reasonable number of parties to HSI's Material Agreements;

     (c) Seller and its Representatives will compile and provide Purchaser and its Representatives with such additional financial, operating and other data and information regarding HSI as Purchaser may request in good faith; and

     (d) Seller and its Representatives will provide Purchaser with a monthly accounting of any transactions between Seller and HSI.

     SECTION 6.2 OPERATION OF BUSINESS. Unless Seller first obtains a written waiver from Purchaser, Seller shall ensure that, during the Pre-Closing Period:

     (a) HSI conducts its operations exclusively in the Ordinary Course of Business and consistent with past practice and uses its best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with HSI;

     (b) Seller keeps in full force all insurance policies covering HSI identified in SECTION 2.23 of the Disclosure Schedule;

     (c) Seller's and HSI's officers confer regularly with Purchaser concerning operational matters and otherwise report regularly to Purchaser concerning the status of HSI's business, condition, assets, liabilities, operations, financial performance and prospects;

     (d) Seller and HSI immediately notify Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction (as defined herein); "ACQUISITION TRANSACTION" shall mean any transaction involving: (a) the sale or other disposition of all or any portion of HSI's business or assets (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any capital stock of HSI, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of HSI, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of HSI; or (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving HSI.

     (e) HSI does not effect or become a party to any Acquisition Transaction;

     (f) HSI does not form any subsidiary or acquire any equity interest or other interest in any other Person;

     (g) HSI does not make any capital expenditure in excess of Ten Thousand Dollars ($10,000) or otherwise outside the Ordinary Course of Business;

     (h) HSI does not enter into any contract involving annual payments by HSI in excess of Twenty-Five Thousand Dollars ($25,000);

     (i) HSI does not incur, assume or otherwise become subject to any liability, except for current liabilities (of the type required to be reflected in a balance sheet prepared in accordance with GAAP) incurred in the Ordinary Course of Business;

     (j) HSI does not establish or adopt any new Employee Plan, does not amend any existing Employee Plan and does not pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except for merit increases made to employees in the Ordinary Course of Business;

     (k) HSI does not change any of its methods of accounting or accounting practices in any respect, except as required by GAAP or applicable laws;

     (l) HSI does not make any Tax election;

     (m) HSI does not commence any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved, any Government Entity or any arbitrator or arbitration panel;

     (n) HSI does not (i) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets, other than in the Ordinary Course of Business; (ii) incur, assume or prepay any indebtedness, liability or obligation or any other liabilities or issue any debt securities, other than in the Ordinary Course of Business; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than a wholly-owned subsidiary), other than in the Ordinary Course of Business; or (iv) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the Ordinary Course of Business;

     (o) HSI pays debts and Taxes when due subject to good faith disputes thereof, and pays or performs other obligations when due;

     (p) HSI does not transfer to any Person or entity any Intellectual Property or intangible asset other than in the Ordinary Course of Business;

     (q) HSI does not enter into or amend any Material Agreements pursuant to which any other party is granted distribution, marketing or other rights of any type or scope with respect to any of its services, products or technology;

     (r) HSI does not pay, discharge or satisfy in any amount in excess of Ten Thousand Dollars ($10,000) in any one case or Thirty Thousand Dollars ($30,000) in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the Ordinary Course of Business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against the Financial Statements or reasonably incurred in connection with the transactions contemplated by this Agreement;

     (s) HSI gives all notices and other information required prior to the Closing Date to be given to the employees of HSI and any applicable Government Entity pursuant to applicable law in connection with the transactions provided for in this Agreement; and

     (t) HSI does not enter into any transaction or take any other action that likely would cause or constitute a breach of any, representation, warranty or covenant made by Seller or HSI in this Agreement.

     SECTION 6.3 FILINGS AND CONSENTS.

     (a) Seller covenants and agrees that each filing or notice required to be made or given (pursuant to any applicable legal requirement, order or contract, or otherwise) by Seller or HSI in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the transactions contemplated hereby shall be made or given as promptly as practicable after the date of this Agreement.

     (b) Seller shall use its best efforts to obtain or cause to be obtained each consent required to be obtained (pursuant to any applicable legal requirement, order or contract, or otherwise) by Seller or HSI in connection with the execution and delivery of this Agreement or in connection with the consummation or performance of any of the transactions contemplated hereby (including each of the consents identified in SECTION 2.5 of the Disclosure Schedule) as promptly as practicable after the date of this Agreement and each of such consents shall remain in full force and effect through the Closing Date;

     (c) Seller shall promptly deliver to Purchaser a copy of each filing made, each notice given and each consent obtained by Seller during the Pre-Closing Period; and

     (d) During the Pre-Closing Period, Seller and its Representatives shall cooperate with Purchaser and with Purchaser's Representatives, and prepare and make available such documents and take such other actions as Purchaser may request in good faith, in connection with any filing, notice or consent that Purchaser is required or elects to make, give or obtain.



     SECTION 6.4 NOTIFICATION.

     (a) During the Pre-Closing Period, Seller shall promptly notify Purchaser of:

          (i) the discovery by Seller or HSI of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Seller or HSI in this Agreement;

          (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Seller or HSI in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such extent, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

          (iii) any breach of any covenant or obligation of Seller or HSI;

          (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in SECTION 8.1, or
     SECTION 8.2 or SECTION 8.3 impossible or unlikely; and

     (b) Seller shall have right to supplement any section of the Disclosure Schedule prior to Closing with respect to any transaction permitted under
SECTION 6.2 or any matter described in SECTION 6.4(a) above which occurs during the Pre-Closing Period. Such supplementation is not a waiver by Purchaser of any breach of a representation or warranty as to the matter so supplemented.

     SECTION 6.5 NO NEGOTIATION.

     During the Pre-Closing Period, neither Seller, HSI nor any of their Representatives directly or indirectly:

     (a) shall solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction;

     (b) shall participate in any discussions or negotiations with, or provide any non-public information to, any Person (other than Purchaser) relating to any Acquisition Transaction; or

     (c) shall consider the merits of any unsolicited inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction.

     SECTION 6.6 BEST EFFORTS. During the Pre-Closing Period, Seller shall use its best efforts to cause the conditions set forth in SECTION 8.1 and SECTION
8.2 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in
SECTION 2 of this Agreement becoming untrue, in any of the conditions of Closing set forth in SECTION 8.1 and SECTION 8.2 not being satisfied.

     SECTION 6.7 CONFIDENTIALITY; PUBLICITY. During the Pre-Closing Period: (a) Seller, HSI and their Representatives shall keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the transactions contemplated hereunder;

     (b) neither Seller, HSI nor any of their Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of HSI's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated by this Agreement, except as required by federal securities laws or other applicable laws and except as otherwise agreed by the parties; and

     (c) if Seller or HSI is required by law to make any disclosure regarding the transactions contemplated by this Agreement, Seller shall advise Purchaser, at least two (2) business days prior to making such disclosure, of the nature and content of the intended disclosure.

     SECTION 6.8 PURCHASE OF TAIL COVERAGE BY SELLER. For any "claims made" policy listed in SECTION 2.23(a) of the Disclosure Schedule, Seller will purchase an endorsement that extends the reporting period for three (3) years from the Closing Date with respect to claims arising during the period from December 12, 1997 through the Closing Date.

     SECTION 6.9 RECLASSIFICATION OF INTERCOMPANY ACCOUNT. At the Closing Date, Seller shall reclassify as equity the entire amount of the intercompany account reflected in the liability section of HSI's balance sheet.

     SECTION 6.10 INTERCOMPANY TRANSACTIONS. Seller and HSI shall conduct all intercompany transactions solely in the Ordinary Course of Business.


                                   ARTICLE VII
                       PRE-CLOSING COVENANTS OF PURCHASER

     SECTION 7.1 BEST EFFORTS. During the Pre-Closing Period, Purchaser shall not take any action or omit to take any action, taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in SECTION 3 of this Agreement becoming untrue or in any of the conditions of closing set forth in SECTION 8.1, SECTION 8.2 or
SECTION 8.3 not being satisfied.

     SECTION 7.2 CONFIDENTIALITY; PUBLICITY. During the Pre-Closing Period:

     (a) Purchaser and its Representatives shall keep strictly confidential the existence and terms of this Agreement prior to the issuance or dissemination of any mutually agreed upon press release or other disclosure of the transactions contemplated hereunder;

     (b) neither Purchaser nor any of its Representatives shall issue or disseminate any press release or other publicity or otherwise make any disclosure of any nature (to any of HSI's suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the transactions contemplated hereunder, except as required by federal securities laws or other applicable laws and except as otherwise agreed by the parties; and

     (c) if Purchaser is required by law to make any disclosure regarding the transactions contemplated under this Agreement, Purchaser shall advise Seller, at least two (2) business days prior to making such disclosure, of the nature and content of the intended disclosure.

     SECTION 7.3 FINANCING COMMITMENT. Purchaser shall use its best efforts during the Pre-Closing Period to obtain from Bank of America debt financing of Two Million Dollars ($2,000,000) (the "Acquisition Loan") to enable Purchaser to consummate the Purchase of the Shares at Closing. Purchaser shall provide Seller, not later than thirty (30) days after the execution of this Agreement, with an executed commitment letter or other documents evidencing the commitment by Bank of America to fund the Acquisition Loan on or prior to the Closing Date.

                                  ARTICLE VIII
                                   CONDITIONS

     SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The obligations of Seller, on the one hand, and Purchaser, on the other to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

     (a) no arbitrator or Government Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement; provided that the parties shall have used their best efforts to cause any such order, decree, statute, rule or regulation to be vacated or lifted; and

     (b) all authorizations, approvals or consents required to permit the consummation of the transactions contemplated hereby, including the consent of Seller's stockholders, shall have been obtained and be in full force and effect.

     SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Purchaser) of the following further conditions:

     (a) the representations and warranties of Seller shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations, and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

     (b) Seller shall have performed in all material respects the obligations hereunder required to be performed by it at or prior to the Closing Date;

     (c) Purchaser shall have received a certificate signed by two executive officers of Seller, dated as of the Closing Date, to the effect that, to the best of their Knowledge, the conditions set forth in SECTION 8.2(a) and SECTION 8.2(b) have been satisfied;

     (d) Purchaser shall have received duly executed resignations from all of HSI's directors and such officers as requested by Purchaser effective as of the Closing Date;

     (e) Purchaser shall have received the proceeds of the Acquisition Loan;

     (f) Purchaser shall have received an opinion letter from Bryan Cave, LLP, as of the Closing Date, in the form of EXHIBIT 1 hereto.

     (g) Seller or an Affiliate of Seller shall have paid in full all outstanding Indebtedness of HSI as of the Closing Date.

     (h) There shall have been no Material Adverse Effect with respect to HSI's business, condition (financial or otherwise), assets, liabilities, operations or financial performance since June 30, 1999.

     (i) Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser or against any Person affiliated with Purchaser, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereunder, or

     (ii) that are reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereunder or having a material adverse effect on the Purchaser.

     (j) Seller shall have delivered to Purchaser on or prior to the Closing Date, copies of Uniform Commercial Code filings executed by Harris Trust and Savings Bank ("Harris") releasing all of the liens filed in any jurisdictions by Harris against any of the assets of HSI or the Shares.

     (k) Seller and HSI shall have obtained the consents necessary to ensure, on and after the Closing Date, the continuation in full force of the leases in Chicago and Atlanta referenced in SECTION 2.5 of the Disclosure Schedule or shall have arranged pursuant to a sublease or otherwise to ensure that HSI shall be entitled to all of the same rights and benefits of such leases after the Closing Date as HSI is entitled to immediately before the execution of this Agreement.

     SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Seller) of the following conditions:

     (a) the representations and warranties of Purchaser shall be true and accurate as of the Closing Date as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need to be true and accurate only as of such date or with respect to such period);

     (b) Purchaser shall have performed in all material respects all of the obligations hereunder required to be performed by Purchaser, at or prior to the Closing Date;

     (c) Seller shall have received a certificate signed by two executive officers of Purchaser, dated as of the Closing Date, to the effect that, to the best of their Knowledge. the conditions set forth in SECTION 8.3(a) and SECTION 8.3(b) have been satisfied;

     (d) Seller shall have received an opinion letter from Morrison & Foerster LLP, as of the Closing Date, in the form of EXHIBIT 2 hereto.


                                   ARTICLE IX
                                   TERMINATION

     SECTION 9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date, whether before or after approval by the stockholders of Seller:

     (a) by mutual written consent of Seller and Purchaser;

     (b) by either Seller or Purchaser if the transactions contemplated hereby shall not have been consummated within ninety (90) days following the date of this Agreement;

     (c) by Seller if there shall have been any material breach of a representation and warranty or material obligation of Purchaser hereunder and, if such breach is curable, such default shall have not been remedied within ten
(10) days after receipt by Purchaser of notice in writing from Seller specifying such breach and requesting that it be remedied; PROVIDED, that such ten (10) day period shall be extended for so long as Purchaser shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure;

     (d) by Purchaser if there shall have been any material breach of a representation and warranty or material obligation of Seller or HSI hereunder and, if such breach is curable, such default shall not have been remedied within ten (10) days after receipt by Seller of notice in writing from Purchaser specifying such breach and requesting that it be remedied; PROVIDED, that such ten (10) day period shall be extended for so long as Seller shall be making all reasonable attempts to cure such breach, unless the breach is not susceptible of a cure; or

     (e) by either Seller or Purchaser if any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or any other action shall have become final and non-appealable.

     SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and, except for a termination resulting from a breach by a party of this Agreement, there shall be no liability or obligation on the part of any party or their respective officers or directors (except as set forth in SECTION 7.3 hereof which shall survive the termination). Moreover, in the event of termination of this Agreement pursuant to SECTION 9.1(c) or 9.1(d), nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

     SECTION 9.3 CANCELLATION FEES; EXPENSES.

     (a) If this Agreement is terminated by Purchaser pursuant to SECTION 8.2(e) ("Purchaser Cancellation"), then Purchaser shall pay to Seller a fee of One Hundred Thousand U.S. Dollars ($100,000) in cash (the "CANCELLATION FEE").

     (b) If this Agreement is terminated by Seller pursuant to Section 8.1(b) (failure to obtain the consent of Seller's stockholders) ("Seller
Cancellation"), then Seller and HSI, jointly and severally, shall pay to Purchaser the Cancellation Fee.

     (c) The Cancellation Fee as provided for in SECTIONS 9.3(a) and (b) above shall be paid by Seller and HSI, jointly and severally, or Purchaser, as applicable, within ten (10) days of a Seller Cancellation or Purchaser Cancellation, as the case may be. If Seller and HSI, or Purchaser, as applicable, fails to pay any amount pursuant to this SECTION 9.3 when due, Seller and HSI, or Purchaser, as applicable, shall pay interest thereon, from the date due until the date paid in full, at the Prime Rate as announced from time to time by Bank of America or any successor thereto and shall reimburse the non-terminating party for all reasonable attorneys' fees and other costs and expenses incurred by such party in collecting such amount from the terminating party. Each party agrees that in the event of a Purchaser Cancellation or Seller Cancellation, it would be impracticable or extremely difficult to fix the actual damages resulting from such breach, and therefore, the applicable party shall pay to the other party, as liquidated damages and not as a penalty, the Cancellation Fee, which sum represents a reasonable endeavor by the parties to estimate a fair compensation for the foreseeable losses that might result from a Purchaser Cancellation or Seller Cancellation. The non-breaching party's sole remedy for a Purchaser Cancellation or Seller Cancellation shall be the liquidated damages provided for in this SECTION 9.3.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 KNOWLEDGE. The term "Knowledge" as used in this Agreement with respect to Seller or HSI shall mean the actual knowledge of any of the Listed Individuals after Reasonable Inquiry. "Reasonable Inquiry" with respect to any Listed Individual shall mean such inquiry and investigation as are reasonable and customary under the circumstances, which circumstances shall include the proposed sale of all of HSI's stock, based upon the nature and scope of such individual's specific position and responsibilities with Seller or HSI.

     SECTION 10.2 GOVERNING LAW AND CONSENT TO JURISDICTION. The laws of the State of California (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the right and duties of the parties. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in California (and the California state and Federal courts having jurisdiction over appeals therefrom) in respect of the transaction contemplated by this Agreement, the other agreements and documents referred to herein and the transactions contemplated by this Agreement and such other documents and agreements.

     SECTION 10.3 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects only by written agreement duly executed and delivered by all of the parties.

     SECTION 10.4 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand or by Federal Express or a similar overnight courier; (b) five (5) days after being deposited in any United States Post Office enclosed in a postage prepaid, registered or certified envelope addressed; or (c) when successfully transmitted by telecopier (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), to the receiving party at the address or telecopier number set forth below (or at such other address or telecopier number for a party as shall be specified by like notice); provided however, that any notice of change of address or telecopier number shall be effective only upon receipt:

     (a)  if to Purchaser, to:

          Beyond Benefits, Inc.
          301 E. Ocean Blvd., Suite 900
          Long Beach, CA  92802
          Telephone: (949) 788-7918
          Telecopy: (949) 790-6944
          Attention: Barbara Rodin, Ph.D.

     with a copy (which shall not constitute notice) to:

          Morrison & Foerster LLP
          Twelfth Floor
          19900 MacArthur Boulevard
          Irvine, CA 92612-2445
          Telephone: (949) 251-7500
          Telecopy: (949) 251-0900
          Attention: Tamara P. Tate, Esq.

     (b)  if Seller, to:

          HealthStar Corp.
          9495 E. San Salvador Drive
          Scottsdale, AZ 85258
          Telephone: (480) 614-4275
          Telecopy: (480) 451-9087
          Attn: Steve Marcus

     with a copy (which shall not constitute notice) to:

          Bryan Cave LLP
          Two North Central Avenue, Suite 2200
          Phoenix, Arizona  85004-4406
          Telephone: (602) 364-7454
          Telecopy: (602) 364-7070
          Attn: Joseph P. Richardson, Esq.

     SECTION 10.5 LEGENDS. To the extent applicable, each certificate or other document evidencing any of the Purchaser's Shares shall be endorsed with the legends substantially in the form set forth below:

          (i) The following legend under the Securities Act:

          "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          (ii) Any legend imposed or required by Purchaser's certificate of incorporation or bylaws or applicable state securities laws.

     SECTION 10.6 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall together be considered out and the same agreement.

     SECTION 10.7 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement between HealthStar Corp and Beyond Benefits, Inc. and the Disclosure Schedule (a) constitute the entire agreement and supersede any prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except as expressly provided herein, are not intended to confer upon any Person other than the parties herein any rights or remedies hereunder.

     SECTION 10.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 10.9 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in SECTION 10.2 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to SECTION 10.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

     SECTION 10.10 SPECIFIC PERFORMANCE. Each party acknowledges and agrees that in the event of any breach of this Agreement each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties will (a) waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with SECTION 10.2.

     SECTION 10.11 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective permitted successors and assigns.

     SECTION 10.12 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby is consummated; PROVIDED THAT Seller shall be responsible for all costs and expenses of HSI.

     SECTION 10.13 WAIVERS. Except as otherwise provided in Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 10.14 ATTORNEY FEES. In the event of a dispute with respect to the subject matter of this Agreement, the prevailing party in any proceeding, including arbitration commenced to resolve such disputes, shall be entitled to an award of its reasonable attorney fees and court or arbitration costs incurred in resolving or settling the dispute, in addition to any and all other damages or relief which the court or arbitrator may deem proper.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


HealthStar Corp.,
  a Delaware corporation


By: /s/ Steven A. Marcus
    -----------------------------------
Title: Vice President and Chief Financial Officer


HealthStar Inc.,
  an Illinois corporation


By: /s/ Stephen J. Carder
    -----------------------------------
Title: President


Beyond Benefits, Inc.,
  a Delaware corporation


By: /s/ Barbara E. Rodin
    -----------------------------------
Title: President

72

[KPMG LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
HealthStar Corp.:

We have audited the accompanying consolidated balance sheet of HealthStar Corp. and subsidiaries as of March 31, 1999 and the related consolidated statements of operations and retained earnings, and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HealthStar Corp. and subsidiaries at March 31, 1999, and the results of their operations and their cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.


                                                /s/ KPMG LLP

Phoenix, Arizona
May 28, 1999

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT dated as of December 16, 1999 (this "Amendment"), by and among HealthStar Corp., a Delaware corporation ("SELLER"), HealthStar, Inc., an Illinois corporation ("HSI"), and Beyond Benefits, Inc., a Delaware corporation ("PURCHASER"), is made to that certain Stock Purchase Agreement (the "Agreement") dated as of September 23, 1999 by and among Seller, HSI and Purchaser. All capitalized terms not defined herein shall have the meaning provided in the Agreement.

         WHEREAS, Section 9.1(b) of the Agreement provides that either party may terminate the Agreement if the transactions contemplated by the Agreement are not closed within ninety days of the date of the Agreement; and

         WHEREAS, Seller does not anticipate complying with the provisions of
Section 8.1(b) of the Agreement within the above-referenced ninety-day period;
and

         WHEREAS, the parties desire to extend the ninety-day period to consummate the transactions contemplated under the Agreement; and

         WHEREAS, the parties desire to amend the Purchase Price to alter the amount and type of consideration to be delivered at the Closing;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows.

         1. Section 1.2 of the Agreement shall be amended to read in its entirety as follows:

         "Section 1.2 Purchase Price. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay Seller Ten Million Eight Hundred Fifty Thousand Dollars ($10,850,000) in cash (the "CLOSING PURCHASE PRICE"). The term "PURCHASE PRICE" as used herein shall mean and include the Closing Purchase Price and any Earnout Payments due on the terms and in the amounts set forth in SECTION 1.4."

         2. Section 1.3 of the Agreement shall be amended to read in its entirety as follows:

                  "Section 1.3 Closing. The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held on or before November 15, 1999 at the offices of Morrison & Foerster LLP, Twelfth Floor, 19900 MacArthur Boulevard, Irvine, California 92612-2445, at 10:00 a.m. Pacific Time or such other place, time or date on which Seller and Purchaser may mutually agree in writing (the date on which the Closing takes place being the "CLOSING DATE"), and effective as of 12:01 a.m. on the Closing Date.

                  (a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, and (ii) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof.

                  (b) At the Closing, Purchaser shall deliver to Seller (i) the Closing Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller, and (ii) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof."

         3. All references in the Agreement to "Purchaser's Shares" shall be deleted, including the deletion of Sections 1.8, 2.29, 4.7, 4.8, 4.10 and 10.5 in their entirety and all other representations, warranties and covenants by any party, solely to the extent such representations, warranties and covenants relate to the Purchaser's Shares, shall be deleted, null and void.

         4. The opinion letter from Morrison & Foerster LLP to be delivered at the Closing pursuant to Section 8.3(d) of the Agreement shall be appropriately modified to delete any opinions, of portions thereof, which relate to the authorization and issuance of the Purchaser's Shares.

         5. Section 9.1(b) shall be amended to read in its entirety as follows:

         "by either Seller or Purchaser if the transactions contemplated hereby shall not have been consummated by February 20, 2000."

         6. Nothing in this Amendment shall be construed as a waiver of, or amendment to, any term or condition of the Agreement other than as expressly set forth herein.

         7. This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                 HEALTHSTAR CORP.,
                                    A DELAWARE CORPORATION


                                 By:/s/ STEVEN A. MARCUS
                                    ---------------------------

                                 Name:    Steven A. Marcus

                                 Title:   Vice President and CEO



                                 HEALTHSTAR INC.,
                                    AN ILLINOIS CORPORATION


                                 By:/s/ STEPHEN J. CARDER
                                    -------------------------

                                 Name:    Stephen J. Carder

                                 Title:   President



                                 BEYOND BENEFITS, INC.,
                                    A DELAWARE CORPORATION


                                 By:/s/ BARBARA E. RODIN
                                    --------------------------

                                 Name:    Barbara E. Rodin

                                 Title:   President

                  SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS SECOND AMENDMENT dated as of February 29, 2000 (this "Second Amendment"), by and among HealthStar Corp., a Delaware corporation ("SELLER"), HealthStar, Inc., an Illinois corporation ("HSI"), and Beyond Benefits, Inc., a Delaware corporation ("PURCHASER"), is made to that certain Stock Purchase Agreement (the "Agreement") dated as of September 23, 1999 by and among Seller, HSI and Purchaser as amended by an amendment dated December 16, 1999 (the "Amendment"). All capitalized terms not defined herein shall have the meaning provided in the Agreement.

         WHEREAS, Section 9.1(b) of the Agreement provided that either party may terminate the Agreement if the transactions contemplated by the Agreement are not closed within ninety days of the date of the Agreement;

         WHEREAS, the parties, pursuant to the Amendment, extended the ninety-day period to consummate the transactions contemplated under the Agreement until February 20, 2000;

         WHEREAS, the parties wish to extend the period provided in Section 9.1(b) until April 30, 2000, change the Purchase Price, eliminate the Earnout and make certain other amendments;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1. Article I of the Agreement, as amended, is hereby amended in its entirety as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

         SECTION 1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares, free and clear of all options, pledges, security interests, liens, claims, preemptive rights, imperfections of title, conditions or restrictions of any nature, or other encumbrances, or restrictions on voting or transfer ("ENCUMBRANCES"), other than restrictions imposed by Federal or state securities laws.

         SECTION 1.2 PURCHASE PRICE. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay Seller Eight Million Eight Hundred and Eighty Thousand Dollars ($8,880,000) in cash (the "PURCHASE PRICE").

         SECTION 1.3 CLOSING. The sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held on or before April 30, 2000 at the offices of Morrison & Foerster LLP, Twelfth Floor, 19900 MacArthur Boulevard, Irvine, California 92612-2445, at 10:00 a.m. Pacific Time or such other place, time or date on which Seller and Purchaser may mutually agree in writing (the date on which the Closing takes place being the "CLOSING DATE"), and effective as of 12:01 a.m. on the Closing Date.

         (a) At the Closing, Seller shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank, and (ii) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof.

         (b) At the Closing, Purchaser shall deliver to Seller (i) the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Seller, and (ii) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby including those documents and certificates required to be delivered by ARTICLE 8 hereof.

         SECTION 1.4 TRANSFER TAXES. All transfer taxes, fees and duties under applicable law incurred in connection with the sale and transfer of the Shares under this Agreement will be borne and paid by Seller and Seller shall promptly reimburse Purchaser for any such tax, fee or duty which Purchaser is required to pay under applicable law.

         SECTION 1.5 FURTHER ASSURANCES. From time to time after the Closing, Seller, at the request of Purchaser, and Purchaser, at the request of Seller, shall without further consideration execute and deliver further instruments of transfer and assignment and take such other action as the requesting party may reasonably require to more effectively transfer and assign to, and vest in, Purchaser the Shares, to be sold hereunder and all rights thereto, respectively, and to fully implement the provisions of this Agreement.

         SECTION 1.6 STOCKHOLDER DISTRIBUTIONS. HSI has not, since June 30, 1999, and shall not, from June 30, 1999 through the Closing, (a) declare, set aside or pay any dividend or other distribution, whether payable in cash, stock or other property, in respect of its capital stock, (b) directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of capital stock or other securities of any of its subsidiaries, or (c) pay any principal or interest on any debts owed by HIS to Seller.



2.   Section 9.1(b) is amended to read in its entirety as follows:

     "by either Seller or Purchaser if the transactions contemplated hereby shall not have been consummated by April 30, 2000;"

3.   Section 4.10 of the Agreement shall be deleted in its entirety.

4. The phrase "including, but not limited to any amount payable as an Earnout Payment" shall be deleted at the end of Section 5.10.

5. Each reference to Bryan Cave, LLP, shall be deemed to be a reference to Ruben & Aronson. The address for notices to Ruben & Aronson as provided in
     Section 10.4 shall be Ruben & Aronson, 3299 K Street, Northwest, Suite 403, Washington, DC 20007 at the fax number of (202) 965-3700.

6. Pursuant to Section 8.2(j), the parties understand and agree that such condition may be satisfied through use of the Purchase Price payable to Seller by Purchaser at Closing through an agreeable escrow with appropriate escrow instruction; provided, however, that if the amount of Indebtedness to be paid exceeds the Purchase Price, then Seller shall pay such funds at closing through escrow as a condition to Closing of this transaction.

7. Seller shall consult with and coordinate with Purchaser regarding operations and management of HSI from the date of this Second Amendment, until the Closing. From and after the date of this Second Amendment, (i) any management or operations decision in which Purchaser has advised HSI, after the date of this Second Amendment and Purchaser's advice has been timely implemented by HSI shall not be deemed to be an event described in Sections 2.8(a) , 2.8(b), 2.8(h) or 2.8(n) of the Agreement; (ii) any capital expenditure described in Section 2.8(g) of the Agreement must first be approved by Purchaser; and (iii) Section 2.10 is amended by adding the following sentence at the end of said section: Notwithstanding the foregoing, if a customer listed on Schedule 2.10 determines to terminate the services of HSI, such event shall not be considered to have a Material Adverse Effect if HSI enters into an agreement (prior to the termination date of the canceled arrangement) with another company of similar size in a geographic region served by Purchaser or HSI that produces the same or greater revenue for a similar period of time as the customer arrangement that has been cancelled.

8. Nothing in this Second Amendment shall be construed as a waiver of, or amendment to, any term or condition of the Agreement other than as expressly set forth herein.

9. This Second Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.


HealthStar Corp.,
     a Delaware corporation

By: /s/ EDWARD M. CHISM
---------------------------

Name: Edward M. Chism

Title:   President


HealthStar Inc.,
     an Illinois corporation

By: /s/ STEVEN A. MARCUS
---------------------------

Name: Steven A. Marcus

Title:   President


Beyond Benefits, Inc.,
     a Delaware corporation

By:/s/ BARBARA E. RODIN
---------------------------

Name: Barbara E. Rodin

Title:   President

                                                                       EXHIBIT A

                           [DOHAN AND COMPANY LETTERHEAD]

                                          May 29, 1997

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

    We were previously principal accountants for Champion Financial Corporation and, under the date of July 10, 1996, we reported on the financial statements of Champion Financial Corporation as of and for the year ended March 31, 1996. On May 29, 1997, our appointment as principal auditors was terminated. We have read Champion Financial Corporation's statements included under Item 4 of its Form 8-K dated May 29, 1997, and we agree with such statements.

                                          Very truly yours,
                                          /s/ Stan H. Dohan, CPA
                                          Dohan and Company

                                                                       EXHIBIT B

[KPMG LLP LETTERHEAD]

One Arizona Center
400 E. Van Buren Street
Suite 1100
Phoenix, AZ 85004

March 15, 2000

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

    We were previously principal accountants for HealthStar Corp. and, under the date of May 28, 1999, we reported on the consolidated financial statements of HealthStar Corp. and subsidiaries as of March 31, 1999 and for the years ended March 31, 1999 and 1998. On March 9, 2000, we resigned. We have read HealthStar Corp.'s statements included under Item 4 of its Form 8-K dated March 15, 2000 and we agree with such statements, except that we are not in a position to agree or disagree with the statements in Paragraphs 4(a)(1)(iii) and 4(a)(2).

Very truly yours,

/s/ KPMG, LLP

                             [KPMG LLP LETTERHEAD]

[LOGO]

              One Arizona Center
              400 E. Van Buren Street
              Suite 1100
              Phoenix, AZ 85004

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
HealthStar Corp.:

    We have audited the accompanying consolidated balance sheet of HealthStar Corp. and subsidiaries as of March 31, 1999 and the related consolidated statements of operations and retained earnings, and cash flows for the years ended March 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HealthStar Corp. and subsidiaries at March 31, 1999, and the results of their operations and their cash flows for the years ended March 31, 1999 and 1998 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Phoenix, Arizona
May 28, 1999

                                HEALTHSTAR CORP.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 25, 2000

    The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 3, 2000, appoints Edward M. Chism, Dr. Michael D. Flax, Dr. Luis A. Queral, David J. Lewis and Isidor Buholzer, Jr., and each of them, as proxies with full power of substitution to represent the undersigned and to vote all shares of common stock of HealthStar Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on April 25, 2000, and at any adjournment or adjournments thereof.

    Your vote is important! Please sign and date on the reverse and return promptly to Atlas Stock Transfer in the enclosed envelope, so that your shares can be represented at the meeting.

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

    The undersigned hereby directs this Proxy to be voted as follows:

                                                                                  FOR ALL NOMINEES
                  PLEASE MARK YOUR VOTES IN THE FOLLOWING MANNER,               (EXCEPT AS MARKED TO    WITHHOLD
                             USING DARK INK ONLY: /X/                           THE CONTRARY BELOW)   ALL NOMINEES
1.   Election of five (5) Directors to serve until their successors are                / /                / /
     elected and shall duly qualify. NOMINEES: Edward M. Chism, Dr. Michael D.
     Flax, Dr. Luis A. Queral, David J. Lewis and Isidor Buholzer, Jr.

     FOR, except vote withheld from the following nominee(s):
     -------------------------------------------------------------------------

                  (CONTINUED AND TO BE SIGNED ON THE REVERSE)

                                                                                FOR  AGAINST  ABSTAIN
2.   A proposal to approve and adopt a resolution authorizing the Stock         / /    / /      / /
     Purchase Agreement, dated as of September 23, 1999, as amended, between
     HealthStar Corp. (the "Company"), HealthStar, Inc. ("HSI") and Beyond
     Benefits, Inc. ("BBI"), pursuant to which the Company will sell to BBI all of the capital stock of HSI.
3.   Any other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof in the discretion of the proxy holders.

                                          Dated: _________________________, 2000

                                          ______________________________________

                                          ______________________________________

                                                        Signature

                                          ______________________________________

                                          Signature

    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.